Exhibit 2.1

MICROCELL TELECOMMUNICATIONS INC.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Trustee

UNIT INDENTURE

PROVIDING FOR THE ISSUE OF FIRST UNITS
DUE MAY 1, 2013

Dated May 30, 2003

STIKEMAN ELLIOTT LLP

FIRST NOTE INDENTURE

        THIS INDENTURE made this 30th day of May 2003 among MICROCELL TELECOMMUNICATIONS INC., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”) and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”).

        WHEREAS Microcell Telecommunications Inc. (now known as 2861399 Canada Inc.), a predecessor corporation to the Corporation, received the sanction of the Superior Court of the Province of Quebec on March 18, 2003 in respect of a plan of reorganization and of compromise and arrangement filed under the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act in respect of such predecessor corporation and certain of its subsidiaries ( the “Plan”);

        WHEREAS the articles of the Corporation provide, in accordance with the provisions of the Plan, for the Corporation’s right to redeem First Preferred Shares in the capital of the Corporation for Units (as herein defined);

        WHEREAS for such purpose, the Corporation deems it necessary to create and issue Units in the manner provided herein;

        WHEREAS each Unit shall be comprised of a Note (as herein defined) and a First Preferred Voting 2 Share (in the case of a Voting Unit) or First Preferred Non-Voting 2 Share (in the case of a Non-Voting Unit), as the case may be, of the Corporation;

        WHEREAS each Unit shall constitute in all respects one instrument and shall be evidenced by one certificate evidencing the Note and the First Preferred Voting 2 Share or First Preferred Non-Voting 2 Share, as the case may be, comprised therein, which shall not be detachable and shall not be traded separately;

        WHEREAS the Corporation is duly authorized to create and issue the Units to be issued as provided herein;

        WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee; and

        WHEREAS the Trustee has agreed to enter into the Indenture and to hold all rights, interest and benefits contained herein for and on behalf of those persons who from time to time become holders of Units issued pursuant to the Indenture.

        NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

Section     1.1  Definitions.

          In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

“Accretion Amount” means, as at any particular date, the amount of interest accrued on a Note equal to the product obtained by the multiplication of (X) 0.045 by (Y) the Redemption Price as at the end of the immediately preceding semi-annual period (as calculated from time to time);

“Adjustment Period” has the meaning ascribed thereto in Section 7.1(3);

“Articles” means the articles of incorporation of the Corporation, as amended from time to time;

“Average Common Share Price” means, as at any particular date, the weighted average trading price per share on the TSX (or if not listed on the TSX, on any other Recognized Exchange on which such shares are traded) of the Class A Shares and Class B Shares during the twenty (20) consecutive trading days ending five (5) trading days prior to such date;

“Business Day” means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Montreal, Quebec, Toronto, Ontario and New York, New York;

“Canadian” means a Canadian within the meaning ascribed to such term in the Canadian Telecommunications Common Carrier Ownership and Control Regulations SOR/94-667 enacted pursuant to the Telecommunications Act (Canada) S.C. 1993, c. 38 and the regulations thereunder, as amended from time to time;

“Canadian Ownership and Control Provisions” means Canadian ownership and control provisions established in the Telecommunications Act (Canada) and the Radiocommunication Act (Canada) and regulations thereunder;

“Certificate of the Corporation” means a certificate signed in the name of the Corporation by either one of the President and Chief Executive Officer of the Corporation or the Chief Financial Officer of the Corporation, and may consist of one or more instruments so executed;

“Civil Code” means the Civil Code of Quebec which came into force on January 1, 1994 as amended or supplemented from time to time, together with any regulations thereunder;

“Class A Shares” means the Class A Restricted Voting Shares in the capital of the Corporation.

“Class B Shares” means the Class B Non-Voting Shares in the capital of the Corporation.

“Corporation” means Microcell Telecommunications Inc. and includes any successor corporation to or of it which shall have complied with the provisions of Article 12;

“Counsel” means legal counsel(s) retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

“Credit Facilities” means, collectively, the credit agreements governing the Tranche A Exit Facility, Tranche B Debt and Tranche C Loan, as amended, restated or supplemented from time to time;

“Current Market Price” means the closing trading prices per share of Class A Shares and Class B Shares, respectively, on any particular date (and if such date is not a Business Day, the last Business Day before such date);

“Date of Conversion” has the meaning ascribed thereto in Section 4.2(2);

“Director” means a director of the Corporation and reference to action by the Directors means action by the directors as a board or, whenever duly empowered, action by a committee of the board as a committee;

“Event of Default” has the meaning ascribed thereto in Section 10.1;

“Extraordinary Resolution” has the respective meanings ascribed thereto in Section 13.12 and Section 13.15;

“First Preferred Shares” means, collectively, the First Preferred Non-Voting Shares and the First Preferred Voting Shares;

“First Preferred Non-Voting Shares” means the First Preferred Non-Voting Shares in the capital of the Corporation;

“First Preferred Voting Shares” means the First Preferred Voting Shares in the capital of the Corporation;

“Fundamental Transaction” has the meaning ascribed thereto in Section 7.1(3);

“GAAP” means generally accepted accounting principles in Canada as in effect from time to time;

“Indenture Legislation” has the meaning ascribed thereto in Section 15.1;

“Inter-Creditor Agreement” means that certain Inter-Creditor and Collateral Agency Agreement dated as of May 1, 2003 entered into between the Corporation, Solutions, JP

Morgan Chase Bank Toronto Branch, the lenders party to each of the Tranche A Exit Facility, Tranche B Debt and Tranche C Loan and the Trustee;

“In-the-Money” means that, as of any particular trading day, the Class A Shares and Class B Shares continue to be listed and posted for trading on a Recognized Exchange and the Average Common Share Price as of such trading day is equal to or in excess of the then current Redemption Consideration.

“Maturity Date” means May 1, 2013;

“Non-Voting Shares” means First Preferred Non-Voting 2 Shares in the capital of the Corporation;

“Non-Voting Unit” means a Unit which includes a Non-Voting Share;

“Notes” means the 9% convertible unsecured junior subordinated first notes due May 1, 2013, issued hereunder as part of the Units;

“Ordinary Course Dividend” means any dividend (payable in cash or securities, property or assets of equivalent value) declared payable on the Shares in any fiscal year of the Corporation and not exceeding, on an aggregate basis, the greater of (i) 10% of the equity of the holders of the Shares at the end of the fiscal year preceding the dividend declaration date and (ii) 150% of the average amount of dividends paid on the Shares in the preceding three (3) fiscal years;

“Person” means an individual, legal person, corporation, company, cooperative, partnership, trust, unincorporated association or governmental body, and pronouns have a similarly extended meaning;

“Principal Amount” means the principal amount of the Note included in a Unit determined in accordance with Section 2.1(4);

“Recognized Exchange” means the TSX or any other “prescribed Canadian stock exchange” within the meaning of the Income Tax Act (Canada);

“Redemption Consideration” has the meaning set forth in Section 3.1(1);

“Redemption Price” means, in respect of any Unit, the Principal Amount of the Note included in such Unit, as adjusted in accordance with Subsection 3.1(3);

“Residency Declaration” means a declaration by which a Unitholder certifies that it is or is not a Canadian, in the form attached in Schedule 1.1;

“SEC” means the U.S. Securities and Exchange Commission;

“Senior Liabilities” means:

(i)	secured indebtedness of the Corporation (other than indebtedness evidenced by the Units) whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed or raised by the Corporation by whatever means (including, without limitation, by means of acceptances, debt instruments and finance leases and any liability evidenced by bonds, notes or similar instruments including outstanding subordinated perpetual debt);

(ii)	secured indebtedness of the Corporation whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation in connection with the acquisition by the Corporation or by others of any assets or services;

(iii)	all debts, liabilities and obligations at any time owing under any of the Tranche A Exit Facility, the Tranche B Debt and the Tranche C Loan; and

(iv)	renewals, extensions or refundings of any indebtedness referred to in (i) to (iii) of this definition;

unless in any case it is provided by the terms of the instrument creating or evidencing such indebtedness or an instrument pursuant to which such indebtedness is outstanding that such indebtedness does not rank prior in right of payment to the Notes but ranks pari passu with, or subordinate in right of payment to, the Notes;

“Share” means a Class A Share or Class B Share, as the case may be;

“Solutions” means Microcell Solutions Inc., a corporation amalgamated under the laws of Canada;

“Successor Corporation” has the meaning ascribed thereto in Section 12.1;

“TIA” means the Trust Indenture Act of 1939 (15 U.S Code 77aaa-77bbbb), as amended from time to time;

“this Indenture”, “this Trust Indenture”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this indenture and not to any particular Article, Section, Subsection, Paragraph, subdivision or other portion hereof, and include any and every supplemental indenture; and “supplemental indenture” and “Indenture supplemental hereto” include any and every instrument supplemental or ancillary hereto or in implementation hereof;

“Tranche A Exit Facility” means the secured revolving credit facility in the aggregate principal amount of at least $25,000,000 and not more than $75,000,000 established in favour of Solutions pursuant to a certain credit agreement dated May 1, 2003 between inter alia, Solutions and JP Morgan Chase Bank as agent, as amended, restated or supplemented from time to time and includes any hedging arrangements entered into by Solutions in accordance with the provisions of such credit agreement;

“Tranche B Debt” means the certain term loan to Solutions consisting of a Canadian dollar series in the principal amount of Cdn$100,000,000 and a U.S. dollar series in the principal amount of the U.S. dollar equivalent of Cdn$200,000,000 pursuant to a certain credit agreement dated May 1, 2003 between, inter alia, Solutions and JP Morgan Chase Bank as agent, as amended, restated or supplemented from time to time;

“Tranche C Loan” means the secured non-revolving term loan to Solutions in the aggregate principal amount of $50,000,000 pursuant to a certain credit agreement dated May 1, 2003 between, inter alia, Solutions and JP Morgan Chase Bank, as agent, as amended, restated or supplemented from time to time;

“Trustee” means Computershare Trust Company of Canada or any successor thereto;

“TSX” means the Toronto Stock Exchange, a division of TSX Inc. through which the senior listing operations of TSX Group Inc. are conducted;

“Unit” means a unit consisting of a Note together with one Voting Share (a Voting Unit) or one Non-Voting Share (a Non-Voting Unit), as the case may be;

“Unit Certificate” means a certificate evidencing one or more Voting Units, substantially in the form attached hereto as Schedule 2.3(A) or one or more Non-Voting Units, substantially in the form attached hereto as Schedule 2.3(B);

“Unitholders” or “Holders” means the Persons for the time being entered in the registers mentioned hereinafter as holders of Units;

“Unitholders’ Request” means an instrument signed in one or more counterparts by the Holders of not less than 25% in Principal Amount of the outstanding Notes included in the Units requesting the Trustee to take the action or proceeding specified therein;

“U.S ” means the United States of America, its territories or possessions, any state thereof or the District of Columbia collectively;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

“Voting Shares” means First Preferred Voting 2 Shares in the capital of the Corporation;

“Voting Unit” means a Unit which includes a Voting Share; and

“Written Order of the Corporation”, “Written Request of the Corporation” and “Written Direction of the Corporation” mean, respectively, a written order, request or direction signed in the name of the Corporation by either of the President and Chief

Executive Officer of the Corporation or the Chief Financial Officer of the Corporation, and may consist of one or more instruments so executed.

        Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

Section 1.2     Meaning of “outstanding” for Certain Purposes.

        Every Unit certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or a new Unit shall be issued in substitution therefore under Section 6.2, or moneys or shares for the payment thereof shall be set aside under Section 3.4 or Section 11.2, provided that:

(a)	where a new Unit has been issued in substitution for a Unit which has been mutilated, lost, stolen or destroyed, only one such Unit shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)	Units which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(c)	for the purpose of any provision of this Indenture entitling Holders of outstanding Units to vote, sign consents, requests or other instruments, take other action or to constitute a quorum at any meeting of Holders under this Indenture, Units owned legally by the Corporation shall be disregarded, except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument, other action or to constitute a quorum at any meeting of Holders, only the Units of which the Trustee has notice that they are so owned shall be so disregarded; and

(ii)	Units so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Units in his discretion free from the control of the Corporation.

Section 1.3  Interpretation not Affected by Headings, etc.

        The division of this Indenture into Articles, Sections, Subsections and Paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

Section 1.4     Statute References.

        Any reference in this Indenture to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

Section 1.5     Monetary References.

        Except as otherwise stated, any reference in this Indenture to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of Canada.

Section 1.6     Day not a Business Day.

        In the event that any day on or before which any action is required to be taken or any computation is required to be made hereunder is not a Business Day, then such action or computation shall be required to be taken or made on or before the requisite time on the first Business Day thereafter.

Section 1.7     Invalidity of Provisions.

        Each of the provisions contained in this Indenture or the Units is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a Court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

Section 1.8     Governing Law.

        This Indenture and the Units shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein and shall be treated in all respects as Québec contracts.

Section 1.9     Conflict.

        In the event there is any conflict between this Indenture and any Unit Certificate or any of the Schedules to this Indenture, the provisions of this Indenture shall govern and prevail.

Section 1.10     Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provisions shall be deemed incorporated by reference in and made a part of this Indenture.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute and not otherwise defined herein have the meanings so assigned to them therein.

Section 1.11     Trust Provisions.

        Notwithstanding the references herein or in any Units to this Indenture as a “Trust Indenture” or to Computershare Trust Company of Canada (or its successor hereunder, if any)

as a “Trustee” and except for any trust which may be created or constituted in Quebec for the purposes of Section 3.5, Section 8.2(c) or Section 11.2 (and only to the extent contemplated by such Section), no trust within the meaning of Chapter II of Title Six of Book Four of the Civil Code is intended to be or is created or constituted hereby. In addition, for greater certainty and subject as hereinafter in this Section provided in the case of any trust created or constituted in Quebec for the purposes of Section 3.5, Section 8.2(c) or Section 11.2, the provisions of Title Seven of Book Four of the Civil Code shall not apply to any administration by the Trustee hereunder.

        Except as otherwise expressly provided or unless the context otherwise requires, references in this Indenture to “trust” or “in trust”, and other similar wording shall only refer to any trust that shall be created or constituted for the purposes of Section 3.5, Section 8.2(c) or Section 11.2, as the case may be, which trust shall, automatically upon the delivery by the Corporation of the amount referred to in the said Section 3.5, Section 8.2(c) or Section 11.2, as the case may be, be created or constituted either under Quebec law or under the law of any other appropriate jurisdiction and, if so created or constituted in Quebec, shall be subject to the provisions of the Civil Code applicable to trusts and, if so created or constituted in another appropriate jurisdiction, shall be subject to the trust laws of such jurisdiction. The administration of any such trust shall be governed by and in accordance with the provisions hereof which, to the extent permitted by applicable law, shall supersede any provisions relating to the administration of property of others or other similar provisions of any applicable law.

ARTICLE 2
THE UNITS AND NOTES

Section 2.1     Creation and Issue of Units and Notes.

(1)	Creation of Units. A maximum number of 11,766,667 Units is hereby created and authorized for issue, issuable as Voting Units or Non-Voting Units, as the case may be.

(2)	Issuance of Units. The Corporation may issue Units to Unitholders upon any redemption of First Preferred Voting Shares or First Preferred Non-Voting Shares, as the case may be, in accordance with the provisions of the Articles. Upon any such redemption, a holder of First Preferred Voting Shares shall be issued Voting Units and a holder of First Preferred Non-Voting Shares shall be issued Non-Voting Units.

(3)	Ranking. Holders of Voting Units and Non-Voting Units shall rank pari passu in all respects.

(4)	Principal Amount of Notes. Each Voting Unit shall include one Voting Share and one Note in a principal amount (“Principal Amount”) equal to the redemption price of the First Preferred Voting Share (as determined in accordance with the Articles) in respect of which a Voting Unit is to be issued, as at the date of redemption therefor. Each Non-Voting Unit shall include one Non-Voting Share and one Note in a Principal Amount equal to the redemption price of the First Preferred Non-Voting Share (as determined in accordance with the Articles) in respect of which a Non-Voting Unit is to be issued, as at the date of redemption therefor.

By way of example only and for greater clarity, a holder of 100 First Preferred Shares shall, upon redemption thereof, be entitled to receive 100 Units (Voting or Non-Voting, as the case may be) which Units shall include 100 Notes having in the aggregate a Principal Amount equal to the aggregate redemption price of the First Preferred Shares being redeemed together with 100 Voting Shares or Non-Voting Shares, as the case may be.

Section 2.2     Term of Units.

        Units shall be dated the date of the redemption of the First Preferred Voting Shares or First Preferred Non-Voting Shares, as the case may be, in consideration of the redemption of which Units are issued hereunder and shall mature, regardless of their date of issuance, on the Maturity Date.

Section 2.3     Form of Unit Certificates.

(1)	Form. The Unit Certificates evidencing the Voting Units and Non-Voting Units shall be substantially in the forms set out in Schedule 2.3(A) (Voting Units) and Schedule 2.3(B) (Non-Voting Units) to this Indenture with such appropriate additions, deletions, substitutions and variations as the Trustee may approve and shall bear such distinguishing letters and numbers as the Trustee may approve, such approval of the Trustee to be conclusively evidenced by its certification of the Unit Certificates.

(2)	Production. The Unit Certificates may be engraved, lithographed or printed (the expression “printed” including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Corporation may determine.

Section 2.4     Signature of Unit Certificates.

(1)	Signing Officers. The Unit Certificates will be signed by one of the President, Chief Financial Officer, a Vice-President or Secretary of the Corporation or by any other individual to whom such signing authority is delegated by the Directors of the Corporation from time to time.

(2)	Signatures. The signatures of any of the officers or individuals referred to in Section 2.4(1) hereof may be manual signatures, engraved, lithographed or printed in facsimile and Unit Certificates bearing such facsimile signatures will, subject to Section 2.5 hereof, be binding on the Corporation as if they had been manually signed by such officers or individuals.

(3)	No Longer Officer. Notwithstanding that any person whose manual or facsimile signature appears on a Unit Certificate as one of the officers or individuals referred to in Section 2.4(1) hereof no longer holds the same or any other office with the Corporation at the date of issue of any Unit Certificate or at the date of certification or delivery thereof, such Unit Certificate will, subject to Section 2.5 hereof, be valid and binding on the Corporation.

Section 2.5     Certification by Trustee.

(1)	Certification. No Unit Certificate shall be issued or, if issued, shall entitle the Holder thereof to the benefits of this Indenture until it has been certified by manual signature by or on behalf of the Trustee. Such certificate on any Unit Certificate shall be conclusive evidence that the Units evidenced thereby are duly issued and are valid obligations of the Corporation. Unit Certificates may forthwith and from time to time be executed by the Corporation and delivered to the Trustee and shall be certified by the Trustee and delivered pursuant to a Written Order of the Corporation, without the Trustee receiving any consideration therefore.

(2)	No Representation or Warranty. The certificate of the Trustee on any Unit Certificates shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Units evidenced thereby (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Unit Certificates or any of them or the proceeds thereof.

Section 2.6     Notes and Shares not Detachable.

(1)	Composition. A Voting Unit shall consist of one Note together with one Voting Share and a Non-Voting Unit shall consist of one Note together with one Non-Voting Share.

(2)	Notes and Shares as One Instrument. The Notes and the Voting Shares or Non-Voting Shares, as the case may be, included in the Units shall not be split, combined, exchanged or transferred separately from the Units of which they form part and shall be evidenced by the Unit Certificate in respect of such Units.

Section 2.7     Units to Rank Equally.

        Each Unit, as soon as it is issued shall, subject to the terms hereof, be equally and rateably entitled to the benefits hereof as if all the Units had been issued and negotiated simultaneously.

Section 2.8     Interest on Notes.

        Each Note shall bear interest from and including the date of issuance of the Unit of which it forms part hereunder at the rate of 9% per annum. No accrued interest shall be payable on the Notes, other than upon redemption or at maturity of the Units of which it forms part, and shall instead be part of an adjustment to the Redemption Price as provided in Section 3.1(3).

Section 2.9     Payments in Respect of Units.

(1)	Payment by Cheque. Payments on the Units, if any, shall be made by cheque (less any tax required by law to be deducted) payable to the order of the Holder and negotiable at par and forwarded to such Holder, by first class mail, postage prepaid (or in the event of mail service interruption, by such other means as the Trustee and the Corporation shall determine to be appropriate) to the Holder at his last address appearing on the appropriate register of Holders. The forwarding of such cheque shall satisfy and discharge the liability of the Corporation to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation. In the event that such cheque is not received by the Holder or is lost or destroyed prior to being cashed, the Corporation (or the Trustee at the request of the Corporation), upon being furnished with evidence of non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Holder a replacement cheque for the amount of such cheque.

(2)	Registered in More than One Name. Where Units are registered in more than one name, payments in respect of such Units shall be paid by cheque payable to the order of all such Holders, unless the Corporation has received written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid receipt on behalf of the Holders with respect thereto and shall discharge the Trustee, any registrar of Units and the Corporation from their obligations with respect thereto.

ARTICLE 3
REDEMPTION

Section 3.1     Redemption.

        The Units may be, or will be, redeemed in the following circumstances, provided that, for greater certainty, a redemption of Units hereunder means and refers to the redemption of the Notes included in such Units in accordance with the terms of this Article 3 and to the concurrent redemption of the Voting Shares or Non-Voting Shares, as the case may be, included in such Units redeemed in accordance with the Articles:

(1)	At the option of the Corporation. Subject to Article 5, a Unit may be redeemed, in whole or in part, at any time prior to the Maturity Date, at the option of the Corporation, at a price equal to the sum of (i) the then current Redemption Price of the Note included in such Unit, as adjusted in accordance with Section 3.1(3) and (ii) the redemption price of the First Preferred Share included in such Unit determined in accordance with the Articles (collectively, the “Redemption Consideration”), payable in cash, provided however that the Holder thereof may be entitled to exercise the conversion rights attached to such Unit as set forth in Article 4 prior to such redemption, by way of an instrument given in accordance with Article 4 within 20 days of receipt of the notice of redemption provided in Section 3.6.

(2)	Mandatorily. A Unit shall be redeemed mandatorily:

(a)	at the Maturity Date (i) at a price equal to the then current Redemption Consideration, payable in cash; or (ii) at the option of the Corporation, if the Class A Shares and the Class B Shares are then listed and posted for trading on a Recognized Exchange, into such number of Class A Shares (in the case of Voting Units) or Class B Shares (in the case of Non-Voting Units) as is equal to the quotient obtained by dividing the then current Redemption Consideration by the Average Common Share Price; and

(b)	at any time, in whole or in part, to the extent that the Corporation has monies available for such purpose in accordance with the provisions of Article 5.

(3)	Adjustment to Redemption Price. On November 1st and May 1st of every year, starting on the first November 1st following the issue of Units hereunder, the Redemption Price shall be increased by an amount equal to the Accretion Amount. In the event of any redemption or conversion of Units other than as at such dates, the Accretion Amount shall be adjusted on a pro rata basis with reference to the number of days from the date of the last increase of the Redemption Price.

Section 3.2     Partial Redemption of Units.

(1)	Notice to Trustee. If less than all the Units are to be redeemed, the Corporation shall in each such case, at least 15 days before the date upon which a notice of redemption is to be given, notify the Trustee by Written Direction of the Corporation of its intention to redeem Units and of the aggregate principal amount of Units to be redeemed.

(2)	Pro Rata Redemption. If less than all the Units are to be redeemed, the Units shall be redeemed on a pro rata basis based on the Principal Amount of the Notes comprised therein.

(3)	Unit Certificate. The Holder of a Unit called for redemption in part only, upon surrender of the Unit Certificate representing such Unit for payment, shall be entitled to receive, without expense to such Holder, a Unit Certificate evidencing the new Principal Amount of the Note comprised in such Unit, being an amount equal to the then current Redemption Price as at the redemption of such Unit less the amount of the payment made to the Holder on account of the partial redemption, and the Corporation shall execute and the Trustee shall certify and deliver, at the expense of the Corporation, such Unit Certificate upon receipt of the Unit Certificate representing the Unit so surrendered.

Section 3.3     Units Due on Redemption Dates.

(1)	Units Due on Redemption Dates. Subject to Section 3.2(3), Units called for redemption shall thereupon become due and payable on the redemption date specified in the notice provided pursuant to Section 3.6, in the same manner and with the same effect as if it were the Maturity Date, notwithstanding anything contained herein to the contrary, and from and after such redemption date, if the moneys or Class A Shares or Class B Shares, as the case may be, necessary to redeem such Units shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been delivered to it, such Units shall not be considered as outstanding hereunder.

(2)	Decision of Trustee Final. If any question shall arise as to whether notice of redemption or deposit of the redemption monies or Class A Shares or Class B Shares, as the case may be, has been given or made as provided above, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

Section 3.4     Deposit of Redemption Amounts

        Upon Units having been called for redemption in accordance with this Article 3, the Corporation shall deposit with the Trustee, prior to the redemption date fixed in the relevant notice of redemption, the sums payable upon redemption, or Class A Shares or Class B Shares, as the case may be, in respect of the Units to be redeemed, together with a sum sufficient to satisfy estimated charges and expenses which may be incurred by the Trustee in connection with such redemption. From the sums or shares so deposited, the Trustee shall deliver or cause to be delivered to the Holders, upon surrender of the Units called for redemption, the sums or shares to which they are respectively entitled on redemption.

Section 3.5     Failure to Surrender Units Called for Redemption.

        If a Holder of any Units called for redemption shall, within 30 days from the date fixed for redemption, fail to surrender the Unit Certificates in respect of such Units or shall not within such time accept delivery of the sums payable or shares issuable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such sums or shares shall be set aside in trust for such Holder, in accordance with Article 15, and such setting aside shall for all purposes be deemed a payment to the Unitholder of the sum, Class A Shares or Class B Shares, as the case may be, so set aside, and the Units shall thereafter not be considered as outstanding hereunder and the Unitholder shall have no right except to receive such sums or certificates representing the Class A Shares or Class B Shares, as the case may be, or, in the event of a partial redemption only, a Unit Certificate issued in accordance with Section 3.2(3), upon surrender of his Unit Certificates, without interest thereon.

Section 3.6     General Requirements.

(1)	Notice.

Notice of intention to redeem any Units shall be given by or on behalf of the Corporation to the Unitholders which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption, in the manner provided in Article 14.

(2)	Content of Notice. The notice to the Unitholders to be given by the Corporation shall:

(a)	state that the Corporation has exercised its option to redeem Units pursuant to Section 3.1(1) or that Units are subject to mandatory redemption pursuant to Section 3.1(2);

(b)	state if the Units are to be redeemed in whole or in part, and shall specify the redemption date, the Redemption Consideration or, if in part only, that part of the then current Redemption Consideration payable in respect of the Units to be redeemed, and places of payment and shall state that all interest on the Units called for redemption shall cease to accrue from and after such redemption date;

(c)	in the event of a mandatory redemption at the Maturity Date, state that the Corporation has exercised its option to pay the aggregate principal amount payable to the Unitholders, (i) in cash or (ii) by the issuance of Class A Shares or Class B Shares, as the case may be, to the Unitholders;

(d)	state that to receive the consideration payable upon redemption, the Unitholders must surrender their Unit Certificates to the Trustee at its principal corporate actions offices in the city of Toronto;

(e)	in the case of a redemption in consideration of the issuance of Class A Shares or Class B Shares, advise each Unitholders that the Class A Shares or Class B Shares, as the case may be, to be issued in respect of such Unitholder’s Units will be registered in the name of the Holder unless the Trustee, or its agent, receives from such Holder, on or before the tenth Business Day prior to the Maturity Date at the corporate actions trust office of the Trustee in Toronto, written notice in form and execution satisfactory to the Trustee directing the Corporation to register such Class A Shares or Class B Shares in some other name or names and stating such name or names (with addresses); and

(f)	advise each Holder that such Holder may, on or after the Maturity Date, and on proof of identity satisfactory to the Trustee, take personal delivery of a certified cheque issued to such Holder representing the Redemption Consideration (or, if a partial redemption, the sums payable on account of the partial redemption) or the share certificates representing that Holder’s Class A Shares or Class B Shares to be issued, as the case may be, at the corporate actions trust office of the Trustee in Toronto.

(3)	Delivery of Certificates. Upon any redemption of Units hereunder, the Corporation will:

(a)	cause to be sent to each Holder in respect of which Units have been surrendered in accordance with the requirements of the notice given pursuant to Section 3.6(1), at the address of the Holder as shown on the records of the Corporation, by prepaid ordinary insured mail (or in the event of mail service interruption by such other means as the Trustee and the Corporation will determine to be appropriate) a certified cheque issued to such Holder representing the sums payable upon redemption or share certificates for Class A Shares or Class B Shares, as the case may be, in the name of such Holder or, if the Trustee has received the written notice and any payment contemplated by Section 3.6(2)(e) in the name of such other Person or Persons as are identified in such written notice; or

(b)	make available for personal delivery, on proof of identity satisfactory to the Trustee, a certified cheque issued to such Holder representing the sums payable upon redemption or share certificates for Class A Shares or Class B Shares, as the case may be, in the name of such Holder or, if the Trustee has received the written notice and any payment contemplated by Section 3.6(2)(e) in the name of such other Person or Persons as are identified in such written notice.

Section 3.7     No Requirement to Issue Fractional Shares.

        The Corporation shall not be required to issue fractional Class A Shares or Class B Shares pursuant to this Article 3. If any fractional interest in a Class A Share or a Class B Share would, except for the provisions of this Section 3.7, be deliverable upon any redemption of Units, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the registered holder of such shares an amount in lawful money of Canada equal (computed to the nearest cent) to an identical fraction of the Average Common Share Price on the applicable redemption date.

Section 3.8     Cancellation of Unit Certificates.

        Subject to Section 3.2(3), all Unit Certificates in respect of Units redeemed hereunder shall forthwith be delivered to the Trustee and shall be cancelled by it and no Unit Certificates shall be issued in substitution therefore.

ARTICLE 4
CONVERSION

Section 4.1     Conversion Rights

The Units may be, or will be, converted in the following circumstances, provided that, for greater certainty, a conversion of Units hereunder means and refers to the conversion of the Notes included in such Units in accordance with the terms of this Article 4 and to the concurrent redemption of the Voting Shares or Non-Voting Shares, as the case may be, included in such Units redeemed in accordance with the Articles:

(a)	at any time and from time to time, at the option of the Holder, a Note included in a Unit may be converted into one Class A Share (in the case of a Voting Unit) or one Class B Share (in the case of a Non-Voting Unit);

(b)	if at any time prior to May 1, 2008, the Corporation shall complete an offering of Class A Shares and/or Class B Shares for gross proceeds of not less than $150,000,000 and at a per share price equal to or greater than 200% of the then current Redemption Consideration and the proceeds thereof are used as provided in Article 5, then a Note included in a Unit which remains outstanding after the application of such proceeds may be converted, at the option of the Corporation, at any time thereafter, into one Class A Share (in the case of a Voting Unit) or one Class B Share (in the case of a Non-Voting Unit);

(c)	at any time on or after May 1, 2008, if, on the 25th day (or if such day is not a trading day, then on the next following trading day) after the date of the press release of the Corporation announcing its quarterly or annual financial results, as the case may be, the Units are In-the-Money, each Note included in a Unit will automatically be converted, by way of notice given pursuant to Section 4.2(2), into one Class A Share (in the case of a Voting Unit) or one Class B Share (in the case of a Non-Voting Unit); and

(d)	a Non-Voting Unit may be converted into one Voting Unit and a Voting Unit may be converted into one Non-Voting Unit, at the option of the Holder, exercisable at any time, upon compliance with the provisions of Subsection 4.2(1) and, in the case of a Holder of Non-Voting Unit, by also submitting a duly executed and completed Residency Declaration of the Holder whereby such Holder attests that he is a Canadian.

Section 4.2     Manner of Exercise of Right to Convert.

(1)	Conversion by Holder. The Holder of a Unit wishing to convert such Unit in whole or in part into Class A Shares or Class B Shares, as the case may be, pursuant to Section 4.1(a) or Section 4.1(d), shall surrender its Unit Certificate to the Trustee, at the corporate actions trust office of the Trustee in Toronto with the conversion form appearing thereon or appended thereto duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee, irrevocably exercising his right to convert such Unit in accordance with the provisions of this Article 4 (and, in the case of a Holder of a Non-Voting Unit exercising a conversion right pursuant to Section 4.1(d), accompanied by a duly executed and completed Residency Declaration attesting that such Holder is a Canadian). Thereupon such Unitholder or, subject to compliance with all reasonable requirements of the Trustee, his nominee or assignee shall be entitled to be entered in the records of the Corporation as at the Date of Conversion (as defined in Section 4.2(2)) (or such later date as is specified in Section 4.2(2)) as the holder of the number of Class A Shares or Class B Shares, as the case may be, into which such Unit is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Corporation shall deliver to such Unitholder or, subject as aforesaid, his nominee or assignee, a certificate for such Class A Shares or Class B Shares, as the case may be.

(2)	Notice by Corporation. The Corporation shall notify the Trustee by Written Direction of the Corporation immediately after a determination by the Corporation that the Notes included in the Units are convertible pursuant to Section 4.1(b) or Section 4.1(c). Notice of intention to convert any Notes included in the Units shall be provided by the Corporation to the Unitholders concurrently with such Written Direction of the Corporation to the Trustee, in the manner set forth in Article 14.

(3)	Deemed Surrender. For the purposes hereof, a Unit shall be deemed to be surrendered for conversion on the date (the “Date of Conversion”) on which it is so surrendered in accordance with the provisions hereof and, in the case of a Unit so surrendered by mail or other means of delivery, on the date on which the Unit Certificate is received by the Trustee at the corporate actions trust office of the Trustee in Toronto, provided that if a Unit is surrendered for conversion on a day on which the register of Class A Shares or Class B Shares is closed, the Person entitled to receive Class A Shares or Class B Shares shall become the holder of record of such Class A Shares or Class B Shares as at the date on which such register is next reopened and provided that if a Unit is surrendered for conversion on the date of redemption of any Unit or during the 10 preceding Business

Days, such Unit shall be deemed to be surrendered for conversion on the redemption date.

(4)	Partial Conversion. The Holder of any Units of which part only is converted shall, upon the exercise of its right of conversion, surrender its Unit Certificate(s) to the Trustee, and the Trustee shall cancel the same and shall, without charge, forthwith certify and deliver to the Holder new Unit Certificate(s) representing a number of Units equal to the unconverted part of the Units so surrendered.

(5)	No Right to Receive Accrued and Unpaid Interest. The Holder of Units surrendered for conversion in accordance with this Section 4.2 shall not be entitled to any payment on account of the Redemption Consideration or of interest.

(6)	Right to Receive Dividends. The holders of Class A Shares and Class B Shares issued upon conversion shall be entitled to receive dividends in respect thereof only if such dividends are declared in favour of holders of record of Class A Shares and Class B Shares on and after the Date of Conversion or such later date as such Holder shall become the holder of record of such Class A Shares and Class B Shares pursuant to Section 4.2(2), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Class A Shares and Class B Shares.

Section 4.3     Corporation to Reserve Shares.

        The Corporation covenants that it will at all times reserve and keep available out of its authorized Class A Shares and Class B Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon conversion of Units as provided herein, and issue to Holders of Units who may exercise their conversion rights hereunder, such number of Class A or Class B Shares as shall then be issuable upon the conversion of all outstanding Units. All Class A Shares and Class B Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

Section 4.4     Taxes and Charges on Conversion.

        The Corporation will from time to time promptly pay or make provision satisfactory to the Trustee for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Class A Shares and Class B Shares to the Holders of Units upon the exercise of their right of conversion pursuant to the terms of the Units and of this Indenture.

Section 4.5     Cancellation of Converted Units.

        All Unit Certificates representing Units converted in whole or in part shall be forthwith delivered to and cancelled by the Trustee and, subject to Section 4.2(4), no Unit Certificates shall be issued in substitution therefor.

Section 4.6     Notice of Expiry of Conversion Right.

        The Corporation covenants that, so long as any Units remain outstanding, it will give notice to the Trustee and the Unitholders in the manner provided in Article 14, not less than 21 days prior to a date fixed for redemption of Units, of the expiry of the right of the Unitholders to convert their Units.

Section 4.7     Revival of Right to Convert.

        If the Corporation shall fail to redeem any Units which has been called for redemption upon due surrender of such Units, any right to convert such Units as provided in this Article 4 shall revive and continue as if such Units had not been called for redemption.

Section 4.8     No Requirement to Issue Fractional Shares.

        The Corporation shall not be required to issue fractional Class A Shares or Class B Shares pursuant to this Article 4. If any fractional interest in a Class A Share or a Class B Share would, except for the provisions of this Section 4.8, be deliverable upon any conversion of Units, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the registered holder of such shares an amount in lawful money of Canada equal (computed to the nearest cent) to an identical fraction of the Average Common Share Price on the applicable Date of Conversion.

Section 4.9     Conversion subject to U.S. Securities Act Requirements

        All conversion rights provided for in this Article 4 are subject to a registration statement having been filed by the Corporation and having been declared effective by the SEC under the U.S. Securities Act or an exemption being available under the U.S. Securities Act in connection with the issuance of Shares resulting from the exercise of such conversion rights.

ARTICLE 5
CERTAIN RESTRICTION ON INTEREST PAYMENTS AND REDEMPTION

Section 5.1     Incorporation of Inter-Creditor Agreement by reference

        For purposes of this Section 5.1, terms with a capitalized first letter not otherwise defined in this Indenture shall have the meaning ascribed thereto in the Inter-Creditor Agreement.

        Section 2.2 of the Inter-Creditor Agreement provides for certain payments to be made on account of redemption of Units if there is Excess Cash Flow in any fiscal year of the Corporation, if the Corporation receives Net Proceeds from an Asset Disposition, or if the Corporation receives Net Proceeds from the issuance of Equity Securities. The Corporation hereby covenants to comply with its obligations under the Inter-Creditor Agreement (including all payments to be made thereunder).

ARTICLE 6
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF UNITS

Section 6.1     Registration and Transfer of Units.

(1)	Register. The Corporation shall cause to be kept by the Trustee and at the corporate actions trust office of the Trustee in Toronto a central register and in such other place or places, or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, branch registers, in which shall be entered the names and latest known addresses of the Holders of Units, the particulars of all transfers of Units and such other particulars of the Units, as may be prescribed by law. Such registration shall be noted on the Units by the Trustee or other registrar.

(2)	Inspection of registers. The registers referred to in this Section 6.1 shall at all reasonable times be open for inspection by the Corporation, the Trustee and any Unitholders.

(3)	Transfer. No transfer of Units shall be effective as against the Corporation unless made on one of the registers by the Unitholder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and execution satisfactory to the Trustee and upon compliance with such requirements as the Trustee or other registrar may prescribe, and unless such transfer shall have been duly noted on such Units by the Trustee or the registrar. The Unitholders may at any time and from time to time have such Units transferred at any of the places at which a register is kept pursuant to the provisions of this Section 6.1 in accordance with such reasonable regulations as the Trustee may prescribe. The Unitholder may at any time and from time to time have the registration of its Units transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provision of this Indenture upon payment of a reasonable fee to be fixed by the Trustee.

(4)	No Notice of Trusts. Neither the Corporation, nor the Trustee, nor any registrar shall be bound to take notice of or to see to the execution of any trust, whether express, implied or constructive, in respect of any Units and the Trustee and any registrar may transfer any Units on the direction of the Holder thereof, whether named as Trustee or otherwise, as though that Person were the beneficial owner thereof.

(5)	Location of Registers. Except in the case of the central register required to be kept at the corporate actions trust office of the Trustee in Toronto, the Corporation shall have power at any time to close any branch register, in which event it shall transfer the records thereof to another existing register or to a new register, and thereafter such Units shall be deemed to be registered on such existing or new register, as the case may be. In the event that the register in any place is closed and the records transferred to a register in another place, notice of such change shall be given to the Holders of the Units registered in the register so closed and the particulars of such change shall be recorded in the central register required to be kept at the corporate actions trust office of the Trustee in Toronto.

(6)	List of Unitholders. Every registrar shall, when requested to do so by the Corporation or the Trustee, furnish the Corporation or the Trustee, as the case may be, with a list of the names and addresses of the Unitholders showing the serial numbers of Units held by each Holder.

Section 6.2     Exchange of Units.

(1)	Exchange and Place of Exchange. Unit Certificate(s) may be exchanged for one or more Unit Certificate(s) of different denomination or denominations evidencing in the aggregate the same number of Units as the Unit Certificate(s) being exchanged.

(2)	Place of Exchange. Exchanges of Units may be made at the corporate actions trust office of the Trustee in Toronto. Any Unit certificates tendered for exchange shall be surrendered to the Trustee and shall be cancelled. The Corporation shall execute, and the Trustee shall certify, all Unit Certificates necessary to carry out such exchanges.

(3)	Redemption. Units issued in exchange for Units which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner as the Units for which they were exchanged and, upon issuance of such Units the Trustee shall note thereon a statement to that effect.

(4)	Fees. Except as otherwise provided herein, upon any exchange of Units, the Trustee or other registrar of Units may charge the Holder or the transferor such reasonable fee as may be necessary to discharge any stamp tax, security transfer tax or other governmental charge required to be paid and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

(5)	No Exchange. Neither the Corporation, the Trustee nor any other registrar of Units shall be required to exchange any Units on the day of any selection by the Trustee of any Units to be redeemed.

Section 6.3     Ownership of Units.

(1)	Deemed Ownership. The Unitholders shall be deemed to be the owner thereof for all purposes of this Indenture and payment of or on account of the principal of, and interest on, the Notes shall be made only to or upon the order in writing of the Holder of the Units and such payment shall be complete satisfaction for the amounts so paid and discharge to the Trustee, any registrar of Units and the Corporation for the amounts so paid.

(2)	No Compensation or Set-off. The Holder of any Units shall be entitled to payments thereon, free from all rights of compensation, set-off or counterclaim between the Corporation and any prior Holder and all Persons may act accordingly. A transferee of a Unit shall, upon compliance with all of the requirements for the transfer of Units set out in this Indenture, in the Units or established by the Trustee or the Corporation pursuant thereto and any other requirements of law with respect to such transfer, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Units, free from all rights of compensation, set-off or counterclaim between the Corporation and the transferor or any previous Holder thereof.

Section 6.4     Issue in Substitution for Lost Certificates.

(1)	Substitution. If any Unit Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 6.4(2) hereof, will issue, and thereupon the Trustee will certify and deliver, a new Unit Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated certificate or in lieu of and in substitution for such lost, destroyed or stolen certificate.

(2)	Cost of Substitution. The applicant for the issue of a new Unit Certificate pursuant to this Section 6.4(2) will bear the reasonable cost of the issue thereof and in the case of loss, destruction or theft will, as a condition precedent to the issue thereof:

(a)	furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Unit Certificate to be replaced as is satisfactory to the Corporation and to the Trustee in its discretion, acting reasonably;

(b)	if so requested, furnish an indemnity in amount and form satisfactory to the Corporation and to the Trustee in its discretion, acting reasonably; and

(c)	pay the reasonable charges of the Corporation and the Trustee in connection therewith.

ARTICLE 7
ADJUSTMENTS

Section 7.1     Adjustments

(1)	Adjustment.

The rights of the Unitholders, including in relation to the number of Shares issuable upon the redemption or conversion of Units, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Article, and for such purposes and as used in this Section, (i) “Adjustment Period” means the period commencing immediately after the issuance of Units hereunder and ending at the Maturity Date, and (ii) “Share Rate” means the rate at which the Shares are issuable upon the redemption or conversion of Units.

(2)	Share Rate.

The Share Rate in effect at any date will be subject to adjustment from time to time as follows:

(a)	If and whenever at any time during the Adjustment Period, the Corporation shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	consolidate, combine or reduce the outstanding Shares into a lesser number of Shares; or

(iii)	issue Shares to all or substantially all of the holders of Shares by way of a stock dividend or other distribution (other than an Ordinary Course Dividend),

then, in each such event, the Share Rate will, on the effective date of or the record date for such event, be adjusted by multiplying the Share Rate in effect immediately prior to such date by a fraction:

(i)	the numerator of which shall be the total number of Shares outstanding on such date after giving effect to such event; and

(ii)	the denominator of which shall be the total number of Shares outstanding on such date before giving effect to such event.

Such adjustment will be made successively whenever any such event shall occur. Any such issue of Shares by way of a stock dividend or other distribution shall be deemed to have been made on the record date for such stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Section 7.1(2)(b) and Section 7.1(2)(c).

(b)	If and whenever, at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Shares entitling the holders thereof, within a period expiring not more than 50 days after the record date for such issue, to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such issuance, then, in each such case, the Share Rate will be adjusted immediately after such record date by multiplying the Share Rate in effect on such record date by a fraction:

(i)	the numerator of which shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable); and

(ii)	the denominator of which shall be the aggregate of (A) the number of Shares outstanding on such record date and (B) a number determined by dividing the aggregate subscription or purchase price of the total number of additional Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price as of the applicable record date.

Any Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. Such adjustments will be made successively whenever such a record date is fixed. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon the number of Shares (or securities convertible into or exchangeable for Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)	If and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Shares of:

(i)	shares of any class other than Shares, whether of the Corporation or any other corporation;

(ii)	rights, options or warrants other than rights options or warrants referred to in Section 7.1(2)(b);

(iii)	evidence of indebtedness; or

(iv)	cash, securities or other property or assets (other than an Ordinary Course Dividend);

then, in each such case, the Share Rate will be adjusted immediately after such record date by multiplying the Share Rate in effect on such record date by a fraction:

(i)	the numerator of which shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price on such record date; and

(ii)	the denominator of which shall be (A) the product of the number of Shares outstanding on such record date and the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution reduced by (B) the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets to be so distributed.

Any Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. Such adjustments will be made successively whenever such a record date is fixed. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(d)	In the absence of a resolution of the directors fixing a record date for any event referred to in this Section, the Corporation shall be deemed to have fixed as the record date therefor the earlier of the date on which holders of record of Shares are determined for the purpose of participating in such event and the date on which such event becomes effective.

(3)	Fundamental Transactions.

(a)	If and whenever at any time during the Adjustment Period, there is (i) any reclassification of the Shares at any time outstanding or any change of the Shares into other shares, securities or property of the Corporation, or any other capital reorganization of the Corporation of similar effect, (ii) any amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Shares or change of the Shares into other shares, securities or property of the Corporation or such other corporation, or (iii) any sale, lease, exchange or transfer all or substantially all of the undertaking or assets of the Corporation and/or the Subsidiaries of the Corporation to another corporation or entity not wholly-owned by the Corporation (each of the transactions contemplated in (i), (ii) and (iii), hereinafter, a “Fundamental Transaction”), then, in each such event, each Holder of a Unit which is thereafter redeemed or converted for Shares will be entitled to receive, and shall accept, in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of the Fundamental Transaction if, on the effective date thereof, such Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled upon such redemption or conversion.

If necessary as a result of any Fundamental Transaction, appropriate adjustments will be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Holders to the end that the provisions set forth in this Section will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable upon a redemption or conversion of Units for Shares. Any such adjustments will be made by and set forth in an indenture supplemental hereto approved by the Corporation and by the Trustee and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(b)	Adjustments Cumulative. The adjustments provided for in this Section are cumulative.

(c)	Resolution of Questions. In the event of any question arising with respect to the adjustments provided for in this Section, such questions shall be conclusively determined by the Corporation’s auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation and acceptable to the Trustee. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee and the Holders.

(d)	Additional Actions. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section, the Corporation will take any action which may, in the opinion of counsel to the Corporation be necessary in order that the Corporation, or any successor to the Corporation or successor to the undertaking or assets of the Corporation, will be obligated to and may validly and legally issue all of the Shares or other shares, securities or property which the Holders would be entitled to receive upon a redemption or conversion of Units.

(e)	Notice to Trustee. As soon as possible after the effective date of any event referred to in this Section that requires or might require an adjustment hereunder, the Corporation will notify the Trustee by Written Direction of the Corporation of the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment.

The Trustee may act and rely, for all purposes, upon Written Directions of the Corporation and any other documents filed by the Corporation pursuant to this Section.

(f)	No Duty of Trustee. The Trustee:

(i)	shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment hereto or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

(ii)	shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any other shares, securities or property which may at any time be issued or delivered upon the redemption or conversion of Units; and

(iii)	shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares or share or securities certificates upon the redemption or conversion of Units.

(g)	Post-Adjustment. After any adjustment pursuant to this Section, the term “Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, may be based upon a redemption or conversion of Units, and the number of Shares to be so issued shall be interpreted to mean the number of securities and other property and assets which, are issuable, as a result of such adjustment and all prior adjustments pursuant to this Section 7.1(3)(g).

ARTICLE 8
SUBORDINATION OF NOTES

Section 8.1     Agreement to Subordinate.

        The Corporation covenants and agrees, and each Unitholder, by his acceptance thereof, likewise agrees, that the payment of any sums on the Notes comprised in the Units is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Liabilities.

Section 8.2     Distribution on Insolvency or Winding-up.

        Upon any dissolution, winding-up, liquidation, reorganization or other similar proceedings relative to the Corporation or its property or assets, resulting from bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors,

(a)	the holders of all Senior Liabilities will first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, before the Unitholders are entitled to receive any payment on account of the Redemption Consideration;

(b)	any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 8 with respect to the Notes, to the payment of all Senior Liabilities, provided that (i) the Senior Liabilities are assumed by the new corporation, if any, resulting from such reorganization or readjustment and (ii) the rights of the holders of Senior Liabilities are not altered adversely by such reorganization or readjustment), to which the Unitholders or the Trustee would be entitled except for the provisions of this Article 8, will be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a receiver-manager, a liquidator or otherwise, directly to the holders of Senior Liabilities or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Liabilities may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Liabilities held or represented by each, to the extent necessary to make payment in full of all Senior Liabilities remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Liabilities; and

(c)	subject to Section 8.6, if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than securities of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 8 with respect to the Notes, to the payment of all Senior Liabilities, provided that (i) the Senior Liabilities are assumed by the new corporation, if any, resulting from such reorganization or readjustment and (ii) the rights of the holders of Senior Liabilities are not altered adversely by such reorganization or readjustment), is received by the Trustee or the Unitholders before all Senior Liabilities are paid in full, such payment or distribution will be held in trust for the benefit of, and will be paid over to the holders of such Senior Liabilities or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Liabilities may have been issued, ratably as aforesaid, for application to the payment of all Senior Liabilities remaining unpaid until such Senior Liabilities have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Liabilities.

Section 8.3     Subrogation.

        Subject to the payment in full of all Senior Liabilities, the Unitholders shall be subrogated to the rights of the holders of Senior Liabilities to receive payments and distributions of assets of the Corporation in respect of and on account of Senior Liabilities, to the extent of the application thereto of moneys or other assets which would have been received by the Unitholders but for the provisions of this Article 8, until the Redemption Consideration shall be paid in full. No payment or distribution of assets of the Corporation to the Unitholders which would be payable or distributable to the holders of Senior Liabilities pursuant to this Article 8 shall, as between the Corporation, its creditors (other than the holders of Senior Liabilities) and the Unitholders, be deemed to be a payment by the Corporation to or on account of the Unitholders, it being understood that the provisions of this Article 8 are, and are intended, solely for the purpose of defining the relative rights of the Unitholders, on the one hand, and the holders of the Senior Liabilities, on the other hand. Nothing contained in this Article 8 or elsewhere in this Indenture or in the Units is intended to or shall impair, as between the Corporation and its creditors (other than the holders of Senior Liabilities and the Unitholders), the obligation of the Corporation, which is unconditional and absolute, to pay to the Unitholders the Redemption Consideration as and when the same shall become due and payable, or to affect the relative rights of the Unitholders and creditors of the Corporation other than the holders of the Senior Liabilities, nor shall anything herein or therein prevent the

Trustee or the holder of any Units from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 8, of the holders of Senior Liabilities upon the exercise of any such remedy.

Section 8.4     No Payment to Unitholders if Event of Default under the Senior Liabilities.

(1)	Priority of Senior Liabilities. Upon the maturity of any Senior Liabilities by lapse of time, acceleration or otherwise, then, except as hereinafter otherwise provided in Section 8.4(4), all principal of and premium, if any, and interest on all such matured Senior Liabilities shall first be paid in full, or shall first have been duly provided for, before any payment on account of Redemption Consideration is made.

(2)	No Payment. Except as hereinafter otherwise provided in Section 8.4(4), the Corporation shall not make any payment, and the Trustee shall not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by compensation, set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Units (i) in a manner inconsistent with the terms (as they exist on the date hereof) of this Indenture or of the Units, or (ii) at any time when an event of default, as defined in any Senior Liabilities or any instrument evidencing the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing and notice of such event of default has been given by or on behalf of the holders of Senior Liabilities to the Corporation and the Trustee, in each case unless and until the Senior Liabilities have been paid and satisfied in full or unless and until such event of default shall have been cured or waived or shall have ceased to exist.

(3)	No Default. Notwithstanding Section 10.1(a), the failure to make any payment as a result of the application of this Section 8.4 which would otherwise be required to be made to the Unitholders pursuant to this Indenture shall not constitute an Event of Default hereunder unless an event of default under the Senior Liabilities results in the acceleration thereof or unless the Corporation, upon the curing, the waiver of or the cessation of existence of such event of default, does not within a reasonable delay pay, in accordance with the terms of this Indenture, any amount due at such time on account of principal of and interest, if any, on the Notes.

(4)	Trustee May Receive Payments. For greater certainty, this Section 8.4 shall not be construed so as to prevent the Trustee from receiving and retaining any payments on account of Units which are made (i) in a manner that is consistent with the terms of this Indenture or of the Units and (ii) at any time when no event of default, as defined in any Senior Liabilities or the instrument creating the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing in respect of which notice has been given by or on behalf of the holders of Senior Liabilities to the Corporation and the Trustee.

Section 8.5     Authorization of Unitholders to the Trustee to Effect Subordination.

        Each Unitholder, by its acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provided for in this Article 8 and appoints the Trustee its attorney-in-fact for any and all such purposes. Furthermore, each Unitholder, by his acceptance thereof, authorizes and directs the Trustee on his behalf, at the request of a holder of Senior Liabilities, to execute a subordination agreement in favour of such holder of Senior Liabilities.

Section 8.6     Knowledge of the Trustee.

        Notwithstanding the provisions of this Article 8, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Unitholder or the holder or representative of any class of Senior Liabilities.

Section 8.7     Trustee May Hold Senior Liabilities.

        The Trustee is entitled to all the rights set forth in this Article 8 with respect to any Senior Liabilities at the time held by it, to the same extent as any other holder of Senior Liabilities, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

Section 8.8     Rights of Holders of Senior Liabilities Not Impaired.

        No right of any present or future holder of any Senior Liabilities to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 8.9     Altering the Senior Liabilities.

        The holders of the Senior Liabilities have the right to extend, renew, modify or amend the terms of the Senior Liabilities or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Unitholders and without affecting the liabilities and obligations of the parties to this Indenture or the Unitholders.

ARTICLE 9
COVENANTS OF THE CORPORATION

Section 9.1     General Covenants.

        The Corporation covenants with the Trustee for the benefit of the Trustee and the Unitholders as follows:

(1)	Maintenance. The Corporation will at all times maintain its corporate existence, carry on and conduct its business, and that of its material subsidiaries, in a proper, efficient and business-like manner and keep or cause to be kept proper books of account in accordance with generally accepted accounting practice.

(2)	Reservation of Shares. The Corporation will reserve and keep available sufficient unissued Class A Shares and Class B Shares to enable it to satisfy its obligations on the conversion or redemption of the Units.

(3)	Units and Issue of Shares. The Units shall, when countersigned and registered as herein provided, be valid and enforceable against the Corporation and, subject to the provisions of the Indenture, the Corporation will cause the Shares from time to time issued pursuant to the conversion or redemption of the Units, and the certificates representing such Shares, to be issued and delivered in accordance with the Units and the terms hereof and all Shares that are issued on conversion or redemption of the Units will be fully paid and non-assessable Shares.

(4)	Open Registers. The Corporation will cause the Trustee to keep open the registers of Holders and registers of transfers referred to in Section 6.1(1) as required by such Section and will not take any action or omit to take any action which would have the effect of preventing the Unitholders from exercising any of the Units or receiving any of the Shares upon such exercise.

(5)	Further Assurances. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances as the Trustee may reasonably require for better accomplishing and affecting the provisions of this Indenture.

(6)	Trustee’s Remuneration. The Corporation shall pay (and shall be responsible for the payment thereof) to the Trustee, reasonable remuneration agreed to in writing for its services hereunder and will repay to the Trustee, upon delivery of original invoices therefor, the amount of all reasonable out-of-pocket expenditures that the Trustee reasonably incurs in the execution of its obligations hereunder with respect to the Units without duplication of any amounts otherwise claimed or paid to the Trustee, including reasonable fees and disbursement reasonably incurred by counsel and all other advisors reasonably retained by the Trustee in connection herewith.

(7)	Reporting Issuer Status. The Corporation will use its reasonable commercial efforts to make all requisite filings under applicable Canadian securities legislation including those necessary to become and remain, a reporting issuer not in default in each of the provinces of Canada and those necessary to report the exercise of the right to acquire Shares pursuant to the conversion of Units.

(8)	Listing. The Corporation will use its reasonable commercial efforts to obtain and maintain the listing of the Units and the Shares on the TSX.

(9)	Registration Statement. If an exemption is not available under the U.S. Securities Act in connection with the issuance of Shares resulting from the conversion of Units pursuant to Article 4, the Corporation shall prepare and file, as soon as reasonably possible following the date on which Units are first issued hereunder, a registration statement under the U.S. Securities Act, will use its reasonable commercial efforts to have the SEC declare such registration statement effective as soon as possible thereafter and will use its reasonable commercial efforts to cause such registration statement to remain effective until the Maturity Date.

(10)	Amendments to Inter-Creditor Agreement. The Corporation shall not amend or agree to amend Section 2.2 of the Inter-Creditor Agreement without the prior written consent of the Trustee; and

(11)	General Performance. The Corporation will perform and carry out all acts and things to be done by it as provided in this Indenture.

Section 9.2     To Provide Annual Certificate of Compliance.

        The Corporation covenants that on or before January 1st of each fiscal year following the issuance of Units hereunder and at any other time if requested by the Trustee, the Corporation will furnish to the Trustee a Certificate of the Corporation stating that the Corporation has complied with all covenants, conditions and other requirements contained in this Indenture, non-compliance with which would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Corporation proposes to take with respect thereto.

Section 9.3     The Trustee may Perform Covenants.

        If the Corporation shall fail to perform any of its covenants contained herein, the Trustee may in its discretion, but (subject to Section 10.2) need not, notify the Unitholders of such failure or may itself perform any of such covenants capable of being performed by it and, if any such covenant requires the payment of money, it may make such payment with its own funds, or with money borrowed by it for such purpose, but shall be under no obligation to do so; and all sums so paid shall be payable by the Corporation in accordance with the provisions of Section 9.1(6). No such performance by the Trustee of any covenant contained herein or payment by the Corporation of any sums advanced or borrowed by the Trustee pursuant to the foregoing provisions shall be deemed to relieve the Corporation from any default hereunder.

ARTICLE 10
DEFAULT AND ENFORCEMENT

Section 10.1     Events of Default.

        Each of the following events is hereinafter sometimes referred to as an “Event of Default”:

(a)	if the Corporation makes default in payment of the principal of any Units when the same becomes due under any provision hereof or of such Units; or

(b)	if a decree or order of a court having jurisdiction in the premises is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of the Corporation or any substantial part of its property, or ordering the winding-up or liquidation of its affairs unless the Corporation actively and diligently contests in good faith such decree or order and has such decree or order stayed on or before 60 Business Days after the issue of such decree or order by a court; or

(c)	if an order is made or a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 12.1 are duly observed and performed or if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of the Corporation or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes; or

(d)	if the Corporation makes default in observing or performing any other covenant or condition of this Indenture on its part to be observed or performed and if such default continues for a period of 30 days after notice in writing has been given to the Corporation by the Trustee specifying such default and requiring the Corporation to rectify the same, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period and, in such event, for the period agreed to by the Trustee; or

(e)	if an encumbrancer takes possession of all or substantially all of the property of the Corporation, or if any process of execution is levied or enforced upon or against all or substantially all of the property of the Corporation and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless the Corporation actively and diligently contests in good faith such process, but in that event the Corporation shall, if the Trustee so requires, give security which, in the discretion of the Trustee, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

Section 10.2     Notice of Events of Default.

(1)	Notice. If an Event of Default shall occur and is continuing the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Unitholders, provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Unitholders and shall have so advised the Corporation in writing.

(2)	Default Cured. Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Unitholders within 15 days after the Trustee becomes aware that the Event of Default has been cured.

Section 10.3     Acceleration on Default

        If any Event of Default has occurred and is continuing, the Trustee may in its discretion, and shall upon receipt of a Unitholders’ Request by notice in writing to the Corporation declare the principal of and interest on the Notes then outstanding and any other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustees, notwithstanding anything contained therein or herein to the contrary.

Section 10.4     Waiver of Default.

If an Event of Default shall have occurred:

(a)	the Holders of more than 50% of the Units then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument signed by such Holders to instruct the Trustee to waive any Event of Default hereunder and the Trustee shall thereupon waive the Event of Default and/or cancel such declaration upon such terms and conditions as such Unitholders shall prescribe; and

(b)	the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder, if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may consider advisable;

provided that no delay or omission of the Trustee or of the Unitholders to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Unitholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

Section 10.5     Enforcement by the Trustee.

        If an Event of Default shall have occurred, but subject to Section 10.3 and to the provisions of any Extraordinary Resolution that may be passed by the Unitholders hereinafter provided:

(a)	the Trustee may in its discretion proceed to enforce the rights of the Trustee and of the Unitholders by any action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Unitholders filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Corporation;

(b)	no such remedy for the enforcement of the rights of the Trustee or the Unitholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination;

(c)	all rights of action hereunder may be enforced by the Trustee without the possession of any of the Units or the production thereof at the trial or other proceedings relating thereto; and

(d)	upon receipt of a Unitholders’ Request and upon receiving sufficient funds and being indemnified to its satisfaction as provided in Section 15.7(2), the Trustee shall exercise or take such one or more of such remedies as the Unitholders’ Request may direct, provided that if any such Unitholders’ Request directs the Trustee to take proceedings out of court the Trustee may in its discretion take judicial proceedings in lieu thereof.

Section 10.6     Unitholders May Not Sue.

(1)	Right of Action. No Unitholders shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized or permitted by this Indenture or by law or by equity for the purpose of enforcing payment of principal or interest owing on any Notes comprised in the Units or for the execution of any trust or power hereunder, unless:

(a)	such Holder shall previously have given to the Trustee written notice of the occurrence of an Event of Default;

(b)	the Unitholders, by Extraordinary Resolution, shall have made a request to the Trustee to take action hereunder or the Unitholders’ Request referred to in Section 10.5(d) shall have been delivered to the Trustee, and the Trustee shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

(c)	the Unitholders or any of them shall have furnished to the Trustee, when requested by the Trustee, sufficient funds and an indemnity in accordance with Section 15.7(2); and

(d)	the Trustee shall have failed to act within a reasonable time thereafter.

(2)	Remedies and Proceedings. In such event but not otherwise any Unitholder, acting on behalf of himself and all other Unitholders, shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 10.5, but in no event shall any Unitholder or combination of Unitholders have any right to take any other remedy or proceedings; it being understood and intended that no one or more Unitholders shall have any right in any manner whatsoever to enforce any right hereunder or under any Units except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Units.

Section 10.7     Application of Moneys.

        Except as otherwise provided herein, any moneys arising from any enforcement hereof, whether by the Trustee or any Unitholders, shall be held by the Trustee and applied by it, together with any moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

(a)	first, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

(b)	second, in or towards payment of the then current Redemption Consideration of the Units then outstanding and thereafter in or towards payment of the interest on overdue amount on such Units (or if the Unitholders, by instrument signed by more than 50% of the Unitholders or by Extraordinary Resolution passed at a meeting of Unitholders, shall have directed payments to be made in accordance with any other order of priority, or without priority as between principal and interest, then such moneys shall be applied in accordance with such direction); and

(c)	third, the surplus (if any) of such moneys shall be paid to the Corporation or as it may direct;

provided, however, that no payments shall be made in respect of the Redemption Consideration on any Units held by or for the benefit of the Corporation (other than any Units pledged for value and in good faith to a Person other than the Corporation, but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the Redemption Consideration on all Units which are not so held.

Section 10.8     Distribution of Moneys.

Payments to Unitholders pursuant to Section 10.7(b) shall be made as follows:

(a)	at least 10 day’s prior written notice of every such payment shall be given in the manner provided in Article 14 specifying the date and time when and the place or places where such payments are to be made and the amount of the payment and the application thereof as between principal and interest;

(b)	payment on any Units shall be made upon presentation of the Unit Certificates evidencing such Units at any one of the places specified in such notice and any

Unit Certificates evidencing such Units thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient;

(c)	from and after the date of payment specified in the notice, the Redemption Price shall be adjusted pursuant to Section 3.1(3) for the interest accruing only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice, unless payment of such amount is not made; and

(d)	the Trustee shall not be required to make any partial or interim payment to Unitholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Section 10.7(a), exceed 5% of the aggregate Principal Amount of the Notes comprised in outstanding Units, but it may retain the moneys so received by it and deal with the same as provided in Article 15 until the money or investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control shall be sufficient for such purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

Section 10.9     Persons Dealing with the Trustee.

        No Person dealing with the Trustee or any of its agents shall be concerned to enquire whether an Event of Default has occurred, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due under this Indenture or on the Units, or to see to the application of any moneys paid to the Trustee; and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

Section 10.10     Trustee’s Appointed Attorney.

        The Corporation irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any instruments and do any things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee with full powers of substitution and revocation.

Section 10.11     Remedies Cumulative.

        No remedy herein conferred upon or reserved to the Trustee or the Unitholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or by statute.

Section 10.12     Immunity of Shareholders, Directors and Others.

        The Unitholders and the Trustee waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director of officer of the Corporation or of any Successor Corporation for the payment of the principal of or interest on any of the Notes or on any covenant, agreement, representations or warranty by the Corporation contained herein or in the Notes.

Section 10.13     Judgment Against the Corporation.

        In the case of any judicial or other proceedings to obtain judgment for the principal of or interest on the Notes, judgment may be rendered against the Corporation in favour of the Unitholders or in favour of the Trustee, as Trustee for the Unitholders, for any amount which may remain due in respect of the Notes.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.1     Cancellation and Destruction.

        All Unit Certificates representing Units shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. Subject to trust industry practice, all Unit Certificates representing Units which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers and denominations of the Unit Certificates so destroyed.

Section 11.2     Non-Presentation of Units.

        If the Holder of any Units shall fail to present its Unit Certificate(s) for redemption or conversion or shall not accept payment on account thereof and give such receipt therefor (if any) as the Trustee may require:

(a)	the Corporation shall be entitled to deliver to the Trustee and direct it to set aside; or

(b)	in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Units, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the sums, Class A Shares or Class B Shares, as the case may be, in trust to be remitted to the Unitholders upon due presentation and surrender of the Unit Certificates in accordance with the provisions of this Indenture; and thereupon such sums, Class A Shares or Class B Shares shall be deemed to have been paid and thereafter such Units shall not be considered as outstanding hereunder and the Holders thereof shall thereafter have no right in respect thereof except that of receiving the sums or shares so set aside by the Trustee without interest thereon

(without interest thereon) upon due presentation and surrender of the Units, subject always to the provisions of Section 11.3. Any moneys so set aside may, and, if remaining unclaimed for 60 days shall, be invested by the Trustee in accordance with Article 15.

Section 11.3     Repayment of Unclaimed Moneys.

        Subject to any applicable law with respect to the deposit of unclaimed moneys with any public authority and to any applicable law of prescription or statute limitation, any moneys set aside under Section 11.2 and not claimed by and paid to Unitholders as provided in Section 11.2 within six years after the date of such setting aside shall be repaid to the Corporation by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Unitholders in respect of which such moneys were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Corporation.

Section 11.4     Discharge.

        Upon proof being given to the reasonable satisfaction of the Trustee that all the Notes comprised in Units have been paid or satisfied or that, all the outstanding Units having matured or having been duly called for redemption or the Trustee having been given irrevocable instructions by the Corporation to give within 90 days notice of redemption of all the outstanding Units, such payment or redemption has been duly provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants contained herein except those relating to the indemnification of the Trustee.

ARTICLE 12
SUCCESSOR CORPORATION

Section 12.1     Certain Requirements in Respect of Merger, etc.

        The Corporation shall not enter into any transaction, whether by way of amalgamation (except a short-form amalgamation with one or more of its wholly-owned subsidiaries pursuant to the Canada Business Corporations Act) merger, arrangement reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom, unless, but may do so if:

(a)	such other Person or continuing corporation is a corporation (the “Successor Corporation”) incorporated under the laws of Canada or any province thereof;

(b)	the Successor Corporation shall perform such acts and execute, prior to or contemporaneously with the completion of such transaction, such indenture supplemental hereto and other instruments (if any) as in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Notes and the interest thereon and all other moneys payable hereunder and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

(c)	the Units will be valid and binding obligations of the Successor Corporation entitling the Holders, as against the Successor Corporation, to all of the rights they have under this Indenture; and

(d)	no condition or event shall exist in respect of the Corporation or the Successor Corporation, either at the time of such transaction or immediately thereafter after giving full effect thereto, which constitutes or would, after the giving of notice or the lapse of time or both, constitute an Event of Default hereunder.

Section 12.2     Vesting of Powers in Successor.

        Whenever the conditions of Section 12.1 have been duly observed and performed, the Trustee shall execute and deliver the supplemental indenture provided for in Article 16 and thereupon:

(a)	the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any Directors or officers of the Corporation may be done and performed with like force and effect by the like directors or officers of such Successor Corporation; and

(b)	the Corporation shall be released and discharged from liability under this Indenture and the Trustee may execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 13
MEETINGS OF UNITHOLDERS

Section 13.1     Right to Convene Meetings.

        The Trustee may at any time and from time to time and shall, upon receipt of a written request of the Corporation or a Unitholders’ Request and of sufficient funds and upon being indemnified to its reasonable satisfaction by the Corporation or by the Unitholders signing such Unitholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Unitholders. If the Trustee fails within 30 days after receipt of such written request or Unitholders’ Request and such indemnity to give notice convening a meeting, the Corporation or such Unitholders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Montreal or at such other place as may be approved or determined by the Trustee.

Section 13.2     Notice of Meetings.

        Subject to Section 13.12, not more than 60 and not less than 30 days’ notice of any meeting shall be given to the Unitholders and a copy thereof shall be sent by mail to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Article 13.

Section 13.3     Chairman.

        An individual, who need not be a Unitholders, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated or if the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Unitholders present in person or by proxy shall choose an individual present to be chairman.

Section 13.4     Quorum.

        At any meeting of the Unitholders other than a meeting convened for the purpose of considering a resolution proposed to be passed as an Extraordinary Resolution, as to which the provisions of Section 13.12 shall be applicable, a quorum shall consist of Unitholders present in person or by proxy and holding Units representing at least 50% in Principal Amount of Notes included in outstanding Units. If a quorum of the Unitholders shall not be present within 30 minutes from the time fixed for holding any such meeting, the meeting, if convened by the Unitholders or pursuant to a Unitholders’s Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place. At the adjourned meeting ,the Unitholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent Units including 50% of the Principal Amount of Notes included in all outstanding Units.

Section 13.5     Power to Adjourn.

        The chairman of any meeting at which a quorum of the Unitholders is present may, with the consent of the Holders of Unit representing a majority in Principal Amount of the Notes included in Units represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 13.6     Show of Hands.

        Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At such meeting unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 13.7     Poll.

        On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Unitholders and/or proxies for Unitholders holding at least 5% of the Principal Amount of the Notes included in the Units represented thereat, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the Holders of a majority in Principal Amount of the Notes included in the Units represented at the meeting and voted on the poll.

Section 13.8     Voting.

        On a show of hands, every Person who is present and entitled to vote, whether as a Unitholder or as proxy, shall have one vote. On a poll each Unitholder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $100.00 Principal Amount of Notes included in Units of which he shall then be the Holder. A proxy need not be a Unitholders. In the case of joint registered Unitholders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them are present in person or by proxy, they shall vote together in respect of the Notes of which they are joint registered Holders.

Section 13.9     Regulations.

(1)	Power to Make Regulations. The Trustee or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for:

(a)	voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person signing on behalf of a Unitholder;

(b)	the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Unitholders convening a particular meeting, as the case may be, may in the notice convening the meeting direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which a particular meeting is to be held and enabling particulars of instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

(2)	Regulations Binding. Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Unitholders and persons whom Unitholders have duly appointed as their proxies.

Section 13.10     Corporation and Trustee May Be Represented.

        The Corporation and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Unitholders, but shall have no vote as such.

Section 13.11     Powers Exercisable by Extraordinary Resolution.

        In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Unitholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)	power to approve any change whatsoever in any of the provisions of this Indenture or the Units and any modification, abrogation, alteration, compromise or arrangement of the rights of the Unitholders and/or the Trustee against the Corporation or against its undertaking, property and assets or any part thereof, whether such rights arise under this Indenture or the Notes or otherwise;

(b)	power to approve any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the selling or leasing of the undertaking, property and assets of the Corporation or any part thereof, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Article 12 shall have been complied with;

(c)	power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Units in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(d)	power to waive and direct the Trustee to waive any default or Event of Default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 10.3 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	power to restrain any Unitholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest of any Notes, or for the execution of any trust or power hereunder;

(f)	power to direct any Unitholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same in the manner directed by such Extraordinary Resolution upon payment, if the taking of such action, suit or proceeding shall have been permitted by Section 10.6, of the costs, charges and expenses reasonably and properly incurred by such Unitholder in connection therewith;

(g)	power to appoint a committee to consult with the Trustee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Unitholders may exercise by Extraordinary Resolution under this Section 13.11; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of individuals (who need not be Unitholders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; all acts of any such committee within the authority delegated to it shall be binding upon all Unitholders;

(h)	power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(i)	power to authorize the distribution in specie of any shares, bonds, Notes or other securities or obligations and/or cash or other consideration received or the use or disposition of the whole or any part of such shares, bonds, Notes or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution;

(j)	power to approve the exchange of the Notes for or the conversion thereof into shares, bonds, Notes or other securities or obligations of the Corporation or of any company formed or to be formed;

(k)	power to remove the Trustee from office and to appoint a new Trustee or Trustee; and

(l)	power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Unitholders or by any committee appointed pursuant to Section 13.11(g).

Section 13.12     Meaning of “Extraordinary Resolution”.

(1)	Meaning. The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Article 13, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Unitholders duly convened for the purpose and held in accordance with the provisions of this Article 13 at which the Holders of more than 50% of the principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/3% of the principal amount of Notes represented at the meeting and voted on a poll upon such resolution.

(2)	Quorum. If at any such meeting the holders of more than 50% of the principal amount of the Notes then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Unitholders or pursuant to a Unitholder’s Request, shall be dissolved; but in any other case it shall be adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman.

(3)	Notice. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 14.

(4)	Form of Notice. The notice shall state that at the adjourned meeting the Unitholders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(5)	Quorum at Adjourned Meeting. At the adjourned meeting the Unitholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed in accordance with Section 13.12(1) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of more than 50% of the principal amount of the Notes then outstanding are not present in person or by proxy at such adjourned meeting.

(6)	Poll. Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 13.13     Powers Cumulative.

        It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Unitholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Unitholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

Section 13.14     Minutes.

        Minutes of all resolutions and proceedings at every meeting of Unitholders shall be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Unitholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat, to have been duly passed and had.

Section 13.15     Signed Instruments.

        Any action which may be taken and any power which may be exercised by the Unitholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of more than 66 2/3% of the principal amount of the outstanding Notes by a signed instrument and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed. Notice of any Extraordinary Resolution passed in accordance with this Section 13.15 shall be given by the Trustee to the Unitholders affected thereby within 30 days of the date on which such Extraordinary Resolution was passed.

Section 13.16     Binding Effect of Resolutions.

        Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 13 at a meeting of Unitholders shall be binding upon all the Unitholders, whether present at or absent from such meeting, and every instrument signed by Unitholders in accordance with Section 13.15 shall be binding upon all the Unitholders, whether signatories thereto or not, and each and every Unitholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect to every such resolution, Extraordinary Resolution and instrument.

Section 13.17     Evidence of Rights of Unitholders.

(1)	Proof. Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Unitholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Unitholders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any commissioner for oaths, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

(2)	Further Proof. The Trustee may nevertheless, in its discretion, require further proof in cases where it considers further proof necessary or desirable or may accept such other proof as it shall consider proper.

ARTICLE 14
NOTICES

Section 14.1     Notice to the Corporation and Trustee.

(1)	Notice. Subject to the terms and provisions of this Indenture, any notice, direction or other communication hereunder shall be in writing and shall be given by delivery or by facsimile transmission (if receipt of such transmission is confirmed):

(a)	if to the Corporation at:

Microcell Telecommunications Inc.
800 de La Gauchetière Street West
Suite 4000
Montreal, Quebec
H5A 1K3

	Attention:	Vice President, Legal Affairs
	Facsimile:	(514) 846-6928

(b)	if to the Trustee at:

Computershare Trust Company of Canada
1500 University Street
Suite 700
Montreal, Quebec
H3A 3S8

	Attention:	Manager, Corporate Trust
	Telecopier:	(514) 982-7677

        Any such notice shall be deemed to have been given if delivered by courier during normal business hours of the recipient on a Business Day, on the day following the date of delivery and if sent by facsimile transmission, on the Business Day so sent provided that any delivery made or sent by facsimile after 4:00 p.m. (Montreal time) on a Business Day, shall be deemed to be received on the next following Business Day.

(2)	Change of Address. The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in Section 14.1(1) hereof of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

Section 14.2     Notice to Unitholders.

(1)	Notice. Unless otherwise expressly provided herein, a notice to be given hereunder to Unitholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Unitholders or delivered (or so mailed to certain Unitholders and so delivered to the other Unitholders) at their respective addresses appearing on any of the registers of Holders, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business Section in the national edition of The Globe and Mail newspaper or any other newspaper published in Toronto and Montreal.

(2)	Date of Notice. A notice so given by mail or so delivered will be deemed to have been given on the first Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Unitholder will not invalidate any action or proceeding founded thereon.

ARTICLE 15
CONCERNING THE TRUSTEE

Section 15.1     Trust Indenture Legislation.

        If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of any applicable legislation, including any provision of the TIA (the “Indenture Legislation”), the mandatory requirement shall prevail. The Corporation and the Trustee each shall at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of any applicable legislation including any provision of the TIA.

Section 15.2     Rights and Duties of Trustee.

(1)	Duty of Trustee. In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Unitholders, and shall exercise that degree of care, diligence and skill that reasonably prudent Trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this

Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

(2)	No Relief From Liability. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

(3)	Actions. The obligation of the Trustee to commence or continue any act, action or proceeding in connection herewith, including without limitation, for the purpose of enforcing any right of the Trustee or the Unitholders hereunder is on the conditions that the Trustee shall have received a Unitholders’ Request specifying the act, action or proceeding which the Trustee is requested to take and, when required by notice to the Unitholders by the Trustee, the Trustee is furnished by one or more Unitholders with sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold it harmless against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4)	Funding. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified.

(5)	Deposit of Units. The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Unitholders at whose instance it is taking such act, action or proceeding to deposit with the Trustee the Unit Certificates held by them, for which certificates the Trustee shall issue receipts.

(6)	Restriction. Every provision of this Indenture that relieves the Trustee of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section and of Section 15.3 hereof.

Section 15.3     Evidence, Experts and Advisers.

(1)	Evidence. In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Trustee reasonably requires by written notice to the Corporation.

(2)	Reliance by Trustee. In the exercise of any right or duty hereunder the Trustee, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Trustee pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Trustee, if such evidence complies with Applicable Legislation and the Trustee examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(3)	Statutory Declaration. Whenever Applicable Legislation requires that evidence referred to in Section 15.3(1) hereof be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chairperson, President, Vice-President, Finance or Secretary of the Corporation or by any other officer(s) or director(s) of the Corporation to whom such authority is delegated by the directors from time to time. In addition, the Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, direction, instruction, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(4)	Proof of Execution. Proof of the execution of any document or instrument in writing, including a Unitholders’ Request, by a Unitholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Trustee considers adequate.

(5)	Experts. The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and discharging its rights and duties hereunder and may pay the reasonable remuneration and disbursements for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Trustee. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by the Corporation or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

(6)	Trustee not Liable. The Trustee shall not be responsible for ensuring compliance with any securities laws applicable to the issuance, transfer, exercise or exchange of any Units or underlying Class A Shares or Class B Shares. The Trustee shall be entitled to conclusively rely on the Residency Declaration provided to it with respect to the proper entitlement and issuance of underlying Class A Shares or Class B Shares.

Section 15.4     Documents, Money etc. Held by Trustee.

(1)	Safekeeping. Any security, document of title or other instrument that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company.

(2)	Holding of Funds. Unless herein otherwise expressly provided, any money held by the Trustee pending the application or withdrawal thereof under any provision of this

Indenture may be deposited in trust in an account with the Trustee or in the name of the Trustee in any Canadian chartered bank or trust company at the rate (if any) then current on similar deposits.

(3)	Interest. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation.

Section 15.5      Action by Trustee to Protect Interests.

        The Trustee shall have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Unitholders.

Section 15.6     Trustee not Required to Give Security.

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture.

Section 15.7     Protection of Trustee.

(1)	Protection. By way of supplement to the provisions of any law for the time being relating to Trustee, it is expressly declared and agreed that:

(a)	the Trustee shall not be liable for or by reason of, or required to substantiate, any statement of fact, representation or recital in this Indenture or in the Unit Certificates (except the representation contained in Section 15.9 or in the certificate of the Trustee on the Unit Certificates), but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Trustee shall not be bound to give notice to any person of the execution hereof;

(d)	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by the Corporation of any obligation or warranty herein contained or of any act of any director, officer, employee or agent of the Corporation;

(e)	the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and in the Units and generally may contract and enter into financial transactions with the Corporation or any related corporation without being liable to account for any profit made thereby; and

(f)	the Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail, or any other means.

(2)	Indemnity. In addition to and without limiting any protection of the Trustee hereunder or otherwise by law, the Corporation hereby indemnifies the Trustee and saves it and its officers, directors, employees and agents harmless from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with the performance by it of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence or wilful misconduct of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Trustee, discharge of this Indenture and termination of any trusts hereunder.

Section 15.8     Replacement of Trustee.

(1)	Resignation. The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, except as provided in this Section, by giving to the Corporation and the Unitholders not less than 30 days’ notice in writing or, if a new Trustee has been appointed, such shorter notice as the Corporation accepts as sufficient.

(2)	Removal. The Unitholders by Extraordinary Resolution may at any time remove the Trustee and appoint a new Trustee.

(3)	Appointment of New Trustee. If the Trustee so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Unitholders.

(4)	Failure to Appoint. Failing such appointment by the Corporation, the retiring Trustee or any Unitholder may apply at the expense of the Corporation to the Superior Court of the Province of Quebec, on such notice as such Court directs, for the appointment of a new Trustee.

(5)	New Trustee. Any new Trustee appointed under this Section must be a corporation authorized to carry on the business of a trust company in Quebec and, if required by the Applicable Legislation of any other province, in such other province. On any such appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the transfer of such powers, rights, duties and responsibilities to the new Trustee. Any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Unitholders and by the Corporation.

(6)	Notice of New Trustee. On the appointment of a new Trustee, the Corporation shall promptly give notice thereof to the Unitholders in accordance with Section 14.1 hereof.

(7)	Successor Trustee. A corporation into or with which the Trustee is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Trustee under Section 15.8(5) hereof.

(8)	Certificates. A Unit Certificate certified but not delivered by a predecessor Trustee may be delivered by the new or successor Trustee in the name of the predecessor Trustee or successor Trustee.

Section 15.9     Conflict of Interest.

        The Trustee represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it shall, within ten days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its trust hereunder.

Section 15.10     Trustee’s Authority to Carry on Business.

        The Trustee represents to the Corporation that at the date hereof it is authorized to carry on the business of a trust company in Quebec and each other province and territory of Canada. If, notwithstanding the provisions of this Section 15.10, the Trustee ceases to be authorized to carry on such business, the validity and enforceability of this Indenture and the interest of the Unitholders in the Units registered hereunder shall not be affected in any manner whatsoever by reason only of such event provided that the Trustee, within 30 days after ceasing to be authorized to carry on business, either becomes so authorized or resigns in the manner and with the effects specified in Section 15.8.

Section 15.11     Acceptance of Trust.

        The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth.

ARTICLE 16
SUPPLEMENTAL INDENTURES

Section 16.1     Supplemental Indentures.

        From time to time the Trustee and, when authorized by a resolution of the Directors, the Corporation may and they shall, when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	adding to the provisions hereof such additional covenants of the Corporation, enforcement provisions and other provisions for the protection of the Unitholders and/or providing for events of default in addition to those herein specified;

(b)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Units which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Unitholders;

(c)	evidencing the succession, or successive successions, of other companies to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(d)	giving effect to any Extraordinary Resolution passed as provided in Article 13;

(e)	making any modification of any of the provisions of this Indenture or the Units which is of a formal, minor or technical nature;

(f)	making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Units) which, in the opinion of the Trustee, are not materially prejudicial to the interests of the Unitholders and which are necessary or advisable in order to incorporate, reflect or comply with Indenture Legislation;

(g)	adding to or altering the provisions hereof in respect of the transfer of Units, including provision for the exchange of Units of different denominations, and making any modification in the form of the Units which does not affect the substance thereof and which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Unitholders;

(h)	correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and the Unitholders are in no way prejudiced thereby;

(i)	modifying, eliminating or adding to the provisions of this Indenture to such extent as shall be necessary or desirable as a result of the provisions of the Civil Code, provided such action pursuant to this Clause shall not, in the judgment of the Trustee, adversely affect the interests of the Unitholders in any material respect; and

(j)	any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, the rights of the Trustee and of the Unitholders are in no way prejudiced thereby.

        Notwithstanding anything to the contrary in this Indenture, no supplement or amendment to this Indenture or to the terms of the Notes may be made without the prior consent of each Canadian stock exchange on which the Units, Voting Shares and Non-Voting Shares are listed, or were listed in the year prior to the date that such supplement or amendment to the Indenture or the terms of the Notes is to be made.

ARTICLE 17
EXECUTION

Section 17.1     Counterparts and Formal Date.

        This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of May 30, 2003.

Section 17.2     Language of Indenture.

        The parties hereto have requested that this Indenture and all contracts, documents or notices relating thereto be drafted in the English language; les parties à cet acte ont exigé que cet acte et tout contrat, document ou avis y afférent soit rédigé en langue anglaise.

        IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date and as at the place first hereinabove mentioned.

MICROCELL TELECOMMUNICATIONS INC.

By:

Jocelyn Côté
Vice President, Legal Affairs

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:

Authorized Signing Officer

By:

Authorized Signing Officer

SCHEDULE 1.1

RESIDENCY DECLARATION

TO: COMPUTERSHARE TRUST COMPANY OF CANADA

1.	The undersigned, being the person in whose name shares in the capital of Microcell Telecommunications Inc. (the “Shares”) are to be registered upon issuance, hereby DECLARES that the ultimate beneficial owner of Shares will be upon issuance:

the undersigned, OR

if other than the undersigned,

(Name and Address)

2.	The beneficial owner of the Shares to be issued will be a Canadian (as defined herein):

Yes	No

               For purposes of this residency declaration “Canadian” means:

(a)	a citizen within the meaning of subsection 2 (1) of the Citizenship Act (Canada) who is ordinarily resident in Canada;

(b)	a permanent resident within the meaning of subsection 2(1) of the Immigration Act (Canada) who is ordinarily resident in Canada, and has been ordinarily resident in Canada for not more than one year after the date on which that person first became eligible to apply for Canadian citizenship;

(c)	a Canadian government, whether federal, provincial or local, or an agency thereof;

(d)	a corporation without share capital, where a majority of its directors or officers, as the case may be, are appointed or designated, either by their personal names or by their names of offices, by one or more of

(i)	a federal or provincial statute or regulations made under a federal or provincial statute;

(ii)	the Governor in Council or the lieutenant governor in Council of a province; or

(iii)	a minister of the Crown in right of Canada or of a province;

(e)	a corporation in which those of its shareholders who are Canadians beneficially own, and control, in the aggregate and otherwise than by way of security only, not less than 66 2/3 per cent of the issued and outstanding voting shares of such corporation, and which is not otherwise controlled by non-Canadians;

(f)	a mutual insurance company the head office and principal place of business of which are in Canada, and not less than 80 per cent of the board and of each committee of its directors of which are individual Canadians;

(g)	a trust in which Canadians have not less than 66 2/3 per cent of the beneficial interest, and of which a majority of the trustees are Canadians;

(h)	a pension fund society the majority of whose members of its board of directors are individual Canadians, and that is established under An Act to Incorporate th Pension Fund Society of the Dominion Bank, S.C. 1887, c 55; S.C. 1956, c. 66, An Act to Incorporate the Pension Fund Society of the Bank of Montreal, S.C. 1885, c. 13, the Pension Fund Society Act or any provincial legislation relating to the establishment of pension fund societies; or

(i)	a partnership in which each of the partners is a Canadian within the meaning of paragraphs a) to h) above.

DATED the	day of	2002

(Name)

(Address)

(Signature)

INSTRUCTIONS

1.	This declaration is to be completed by the person (or duly authorized signatory thereof) in whose name shares in the capital of Microcell Telecommunications Inc. are to be registered.

2.	Please return completed declaration to:

Computershare Trust Company of Canada 100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1

Attention:	Corporate Actions

SCHEDULE 2.3 (A)

To the foregoing indenture made as of May 30, 2003 between Microcell Telecommunications Inc., Computershare Trust Company of Canada, as Trustee.

VOTING UNIT CERTIFICATE

NO.	MICROCELL TELECOMMUNICATIONS INC.	$

(Incorporated under the laws of Canada)

FIRST UNITS

Due May 1, 2013

This Unit Certificate is issued to ● as the holder thereof (the « Holder”) in accordance with the provisions of the Unit Indenture dated May 30, 2003, (the “Indenture”) between the Corporation and Computershare Trust Company of Canada as Trustee (herein called “Trustee”, which term includes any successor trustee under the Indenture).

The Unit represented by this Unit Certificate evidences one Note (as defined in the Indenture) in the principal amount of $● and one Voting Share (as defined in the Indenture) which shall form together one and the same instrument and may not be detached nor be split, combined, exchanged or transferred separately from each other; such Unit is issued under the Indenture, to which reference is made for a full description of the rights of the Holders of the said Unit, of the Corporation and of the Trustee and of the terms and conditions upon which the Units are issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the Holder of this Unit, by acceptance hereof assents. In the event of a conflict between the terms of the Indenture and this Unit, the Indenture shall govern.

Subject to any conversion of the Unit evidenced by this Unit Certificate in accordance with the terms of the Indenture, Microcell Telecommunications Inc. hereby promises to satisfy, on May 1, 2013 (“Redemption Date”) or upon redemption of the Units evidenced by this Unit Certificate in accordance with the provisions of the Indenture, the Redemption Consideration (as defined in the Indenture) therefor, in cash or by way of the issuance of Class A Shares, on presentation and surrender of this Unit Certificate at the corporate actions trust office of the Trustee in Toronto (as defined in the Indenture).

No interest on the Note comprised in this Unit shall accrue and shall be paid to the Holder, other than as part of the Redemption Consideration. The Redemption Price of the Note comprised in this Unit (as defined in the Indenture) shall be increased on November 1st and May 1st of each year by the amount of accrued interest on the Note. Upon redemption of this Unit and, upon surrender of this Certificate, the Corporation shall forward or cause to be forwarded to the registered address of the Holder of the Unit, or in the case of joint Holders to the registered address of the joint Holder whose name first appears in the register, a cheque in the amount of the Redemption Consideration payable to the order of such Holder or Holders and negotiable at par or certificates representing Class A Shares registered in the name of the Holder or Holders, as the case may be. The forwarding of such sums or shares shall satisfy and discharge the liability for amounts due on redemption on this Unit unless, in the case of sums payable, the cheque therefor not be paid on presentation.

The Unit evidenced by this Unit Certificate and all other Units certified and issued under the Indenture rank pari passu without discrimination, preference or priority. The Units are subordinated obligations of the Corporation.

The Corporation shall withhold all applicable withholding taxes from all payments and deliveries under this Unit, whether in respect of principal, interest, amounts payable and property deliverable on redemption, exchange or maturity, or otherwise.

Units may be redeemed at the option of the Corporation in whole or in part at any time prior to the Maturity Date, upon payment of the Redemption Consideration in cash.

Units shall be redeemed by the Corporation on the Maturity Date. On the Maturity Date, the Redemption Consideration of the Units may be satisfied, at the option of the Corporation, by payment in cash or by delivery of Class A Shares of the Corporation. Units shall also be mandatorily redeemed in cash at any time upon the Corporation having Excess Cash Flow (as defined in the Indenture) available for such purpose.

Each Voting Unit is convertible into one Non-Voting Unit at any time upon presentation by the holder of a duly completed and executed conversion notice in the form of the conversion form on the back hereof or any other form of written notice satisfactory to the Trustee at the corporate actions trust office of the Trustee in Toronto.

Each Unit is convertible into Class A Shares at any time, at the option of the Holder, prior to the redemption of such Unit, upon deposit of the Unit Certificate, with the conversion form on the back hereof or any other form of written notice satisfactory to the Trustee, in either case duly executed by the Holder, at the corporate actions trust office of the Trustee in Toronto. Each Unit is also convertible into Class A Shares upon the occurrence of certain events as described in the Unit Indenture.

The Indenture contains provisions for the holding of meetings of Holders and rendering resolutions passed at such meetings and instruments in writing signed by the Holders of a specified majority of Units outstanding binding upon all Holders, subject to the provisions of the Indenture.

This Unit may be transferred only upon compliance with the conditions precedent in the Indenture on the register at the corporate actions trust office of the Trustee in Toronto, and may be exchanged at such places, by the Holder hereof or such Holder’s executors or administrators or other legal representatives or such Holder’s or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar. The Class A Shares or cash to be delivered upon redemption or conversion or at maturity will be available for pick-up at the corporate actions trust office of the Trustee in Toronto on the relevant date specified in the Indenture or, at the option of the Holder, will be forwarded by the Trustee on such date. No Holder or transferee may require any transfer to be made on or during the ten Business Days (as defined in the Indenture) immediately prior to a scheduled redemption date.

This Unit shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.

The holder of this Unit by receiving and holding same hereby accepts and agrees to be bound by the terms and to be entitled to the benefits of this Unit and of the Indenture and confirms the appointment of the Trustee as the fondé de pouvoir (holder of the power of attorney) of the holder of this Unit and to the extent necessary for the purposes hereof and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

Terms capitalized but not defined herein have the respective meanings assigned to them in the Indenture.

Dated as of the ● day of ●

MICROCELL TELECOMMUNICATIONS INC.

By:

TRUSTEE’S CERTIFICATE

This Unit Certificate is one of the Units referred to in the Indenture named above.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signing Officer

(reverse side of form)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ● (whose address and social insurance number if applicable, are set forth below), this Unit of Microcell Telecommunications Inc. (the “Corporation”) standing in the name of the undersigned in the register maintained by the Corporation with respect to such Unit and does hereby irrevocably constitute and appoints the Trustee his/her attorneys to transfer such Unit in such register with full power of substitution in the premises.

Dated	(print or type above name of Holder as appearing on the register)

by:

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Unit in every particular without alteration or any change whatsoever. The signature of must be guaranteed by an “Eligible Institution”, or in some other manner satisfactory to the Trustee. An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

Notarized or witnessed signatures are not acceptable as guaranteed signatures.

(No writing hereon except by the Trustee.)

Date	Registration	In Whose Name Registered	Signature of Trustee

FORM OF CONVERSION NOTICE

The undersigned Holder hereby notifies the Trustee and the Corporation that the Holder, by delivery hereof hereby irrevocably exercises the conversion right in respect of the Unit evidenced by this Unit Certificate providing for the conversion of such Units into Class A Shares of the Corporation.

Dated this ● day of ●

[print or type name exactly as appearing on face]

by:
Name:
Title:

SCHEDULE 2.3 (B)

To the foregoing indenture made as of May 30, 2003 between Microcell Telecommunications Inc., Computershare Trust Company of Canada, as Trustee.

NON-VOTING UNIT CERTIFICATE

NO.	MICROCELL TELECOMMUNICATIONS INC.	$

(Incorporated under the laws of Canada)

FIRST UNITS

Due May 1, 2013

This Unit Certificate is issued to ● as the holder thereof (the « Holder”) in accordance with the provisions of the Unit Indenture dated May 30, 2003, (the “Indenture”) between the Corporation and Computershare Trust Company of Canada as Trustee (herein called “Trustee”, which term includes any successor trustee under the Indenture).

The Unit represented by this Unit Certificate evidences one Note (as defined in the Indenture) in the principal amount of $● and one Non-Voting Share (as defined in the Indenture) which shall form together one and the same instrument and may not be detached nor be split, combined, exchanged or transferred separately from each other; such Unit is issued under the Indenture, to which reference is made for a full description of the rights of the Holders of the said Unit, of the Corporation and of the Trustee and of the terms and conditions upon which the Units are issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the Holder of this Unit, by acceptance hereof assents. In the event of a conflict between the terms of the Indenture and this Unit, the Indenture shall govern.

Subject to any conversion of the Unit evidenced by this Unit Certificate in accordance with the terms of the Indenture, Microcell Telecommunications Inc. hereby promises to satisfy, on May 1, 2013 (“Redemption Date”) or upon redemption of the Units evidenced by this Unit Certificate in accordance with the provisions of the Indenture, the Redemption Consideration (as defined in the Indenture) therefor, in cash or by way of the issuance of Class B Shares, on presentation and surrender of this Unit Certificate at the corporate actions trust office of the Trustee in Toronto (as defined in the Indenture).

No interest on the Note comprised in this Unit shall accrue and shall be paid to the Holder, other than as part of the Redemption Consideration. The Redemption Price of the Note comprised in this Unit (as defined in the Indenture) shall be increased on November 1st and May 1st of each year by the amount of accrued interest on the Note. Upon redemption of this Unit and, upon surrender of this Certificate, the Corporation shall forward or cause to be forwarded to the registered address of the Holder of the Unit, or in the case of joint Holders to the registered address of the joint Holder whose name first appears in the register, a cheque in the amount of the Redemption Consideration payable to the order of such Holder or Holders and negotiable at par or certificates representing Class B Shares registered in the name of the Holder or Holders, as the case may be. The forwarding of such sums or shares shall satisfy and discharge the liability for amounts due on redemption on this Unit unless, in the case of sums payable, the cheque therefor not be paid on presentation.

The Unit evidenced by this Unit Certificate and all other Units certified and issued under the Indenture rank pari passu without discrimination, preference or priority. The Units are subordinated obligations of the Corporation.

The Corporation shall withhold all applicable withholding taxes from all payments and deliveries under this Unit, whether in respect of principal, interest, amounts payable and property deliverable on redemption, exchange or maturity, or otherwise.

Units may be redeemed at the option of the Corporation in whole or in part at any time prior to the Maturity Date, upon payment of the Redemption Consideration in cash.

Units shall be redeemed by the Corporation on the Maturity Date. On the Maturity Date, the Redemption Consideration of the Units may be satisfied, at the option of the Corporation, by payment in cash or by delivery of Class B Shares of the Corporation. Units shall also be mandatorily redeemed in cash at any time upon the Corporation having Excess Cash Flow (as defined in the Indenture) available for such purpose.

Each Non-Voting Unit is convertible into one Voting Unit at any time upon presentation by the holder of a duly completed and executed Residency Declaration in prescribed form, together with a duly completed and executed conversion notice in the form of the conversion form on the back hereof or any other form of written notice satisfactory to the Trustee at the corporate actions trust office of the Trustee in Toronto.

Each Unit is convertible into Class B Shares at any time, at the option of the Holder, prior to the redemption of such Unit, upon deposit of the Unit Certificate, with the conversion form on the back hereof or any other form of written notice satisfactory to the Trustee, in either case duly executed by the Holder, at the corporate actions trust office of the Trustee in Toronto. Each Unit is also convertible into Class B Shares upon the occurrence of certain events as described in the Unit Indenture.

The Indenture contains provisions for the holding of meetings of Holders and rendering resolutions passed at such meetings and instruments in writing signed by the Holders of a specified majority of Units outstanding binding upon all Holders, subject to the provisions of the Indenture.

This Unit may be transferred only upon compliance with the conditions precedent in the Indenture on the register at the corporate actions trust office of the Trustee in Toronto, and may be exchanged at such places, by the Holder hereof or such Holder’s executors or administrators or other legal representatives or such Holder’s or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar. The Class B Shares or cash to be delivered upon redemption or conversion or at maturity will be available for pick-up at the corporate actions trust office of the Trustee in Toronto on the relevant date specified in the Indenture or, at the option of the Holder, will be forwarded by the Trustee on such date. No Holder or transferee may require any transfer to be made on or during the ten Business Days (as defined in the Indenture) immediately prior to a scheduled redemption date.

This Unit shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.

The holder of this Unit by receiving and holding same hereby accepts and agrees to be bound by the terms and to be entitled to the benefits of this Unit and of the Indenture and confirms the appointment of the Trustee as the fondé de pouvoir (holder of the power of attorney) of the holder of this Unit and to the extent necessary for the purposes hereof and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

Terms capitalized but not defined herein have the respective meanings assigned to them in the Indenture.

Dated as of the ● day of ●

MICROCELL TELECOMMUNICATIONS INC.

By:

TRUSTEE’S CERTIFICATE

This Unit Certificate is one of the Units referred to in the Indenture named above.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signing Officer

(reverse side of form)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ● (whose address and social insurance number if applicable, are set forth below), this Unit of Microcell Telecommunications Inc. (the “Corporation”) standing in the name of the undersigned in the register maintained by the Corporation with respect to such Unit and does hereby irrevocably constitute and appoints the Trustee his/her attorneys to transfer such Unit in such register with full power of substitution in the premises.

Dated

(print or type name exactly as appearing on the register)

by:

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Unit in every particular without alteration or any change whatsoever. The signature of must be guaranteed by an “Eligible Institution”, or in some other manner satisfactory to the Trustee. An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

Notarized or witnessed signatures are not acceptable as guaranteed signatures.

(No writing hereon except by the Trustee.)

Date	Registration	In Whose Name Registered	Signature of Trustee

FORM OF CONVERSION NOTICE

The undersigned Holder hereby notifies the Trustee and the Corporation that the Holder, by delivery hereof hereby irrevocably exercises the conversion right in respect of the Unit evidenced by this Unit Certificate providing for the conversion of such Units into Class B Shares of the Corporation.

Dated this ● day of ●

[print or type name exactly as appearing on face]

by:
Name:
Title: